UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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     ☒   Definitive Proxy Statement

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     ☐   Soliciting Material Pursuant to §240.14a-12

SUBURBAN PROPANE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Suburban Propane®

One Suburban Plaza • 240 Route 10 West • P.O. Box 206 • Whippany, NJ 07981-0206

Office 973-887-5300

http://www.suburbanpropane.com

Michael A. Stivala

President and Chief Executive Officer

March 20, 2018

Dear Fellow Suburban Propane Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. to be held on Tuesday, May 15, 2018, beginning at 9:00 a.m. at our executive offices at 240 Route 10 West, Whippany, New Jersey.

Whether or not you plan to attend in person, it is important that your units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided.  Alternatively, you may also vote over the Internet or by telephone.

Attendance at the Tri-Annual Meeting will be open to holders of record of common units as of the close of business on March 19, 2018.  I look forward to greeting those of you who will be able to attend.

Sincerely yours,

Michael A. Stivala President and Chief Executive Officer

SUBURBAN PROPANE PARTNERS, L.P.

NOTICE OF TRI-ANNUAL MEETING

May 15, 2018

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (“Suburban”) will be held at 9:00 a.m. on Tuesday, May 15, 2018, at our executive offices at 240 Route 10 West, Whippany, New Jersey, for the following purposes:

1.	To elect eight Supervisors to three-year terms;
2.	To ratify our independent registered public accounting firm for our 2018 fiscal year;
3.	To approve Suburban’s 2018 Restricted Unit Plan, authorizing the issuance of up to 1,800,000 Common Units pursuant to awards granted under the Plan;
4.	To provide our Limited Partners with the opportunity to cast an advisory vote on the compensation of our named executive officers;
5.	To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on March 19, 2018 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors, Paul Abel
Senior Vice President, Secretary & General Counsel

March 20, 2018

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided, or vote using the Internet or by telephone.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING	1
PROPOSAL 1 – ELECTION OF SUPERVISORS	5
NOMINEES FOR ELECTION AS SUPERVISORS	5
Vote Required and Recommendation of the Board of Supervisors	8
EXECUTIVE OFFICERS OF SUBURBAN	8
PARTNERSHIP GOVERNANCE	9
Board Committees	10
Supervisor Nominations and Criteria for Board Membership	12
Attendance at Meetings	13
Unitholder Communications with the Board of Supervisors	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Code of Ethics and Code of Business Conduct and Ethics	13
Corporate Governance Guidelines	14
NYSE Annual CEO Certification	14
REPORT OF THE AUDIT COMMITTEE	14
COMPENSATION DISCUSSION AND ANALYSIS	15
Compensation Governance	15
Executive Compensation Philosophy	18
Components of Compensation	20
REPORT OF THE COMPENSATION COMMITTEE	36
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	37
SUPERVISORS’ COMPENSATION	46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018 FISCAL YEAR	48
Principal Accountant Fees and Services	49
Vote Required and Recommendation of the Board of Supervisors	49
PROPOSAL 3 – APPROVAL OF THE 2018 RESTRICTED UNIT PLAN, AUTHORIZING THE ISSUANCE OF UP TO 1,800,000 COMMON UNITS PURSUANT TO AWARDS GRANTED UNDER THE PLAN	49
Reasons for the Proposal	49
Summary of the Material Terms of the 2018 Restricted Unit Plan	50
Securities Authorized For Issuance Under the 2009 Restricted Unit Plan	53
Vote Required and Recommendation of the Board of Supervisors	55
PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	54
Vote Required and Recommendation of the Board of Supervisors	55
APPENDICES	56
Appendix A	A-1

SUBURBAN PROPANE PARTNERS, L.P.

240 Route 10 West

Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (which, together with a form of proxy, is being mailed or otherwise made available to Unitholders on or about April 2, 2018) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as “Suburban,” “we,” or “our,” in connection with the solicitation of proxies by the Board of Supervisors of Suburban, which we refer to as the “Board,” for use at Suburban’s Tri-Annual Meeting of Limited Partners and any continuations, postponements or adjournments thereof, which we refer to as the “Meeting.”

Q:	When and where is the Meeting?

A: The Meeting will be held at 9:00 a.m. on Tuesday, May 15, 2018, at our executive offices at 240 Route 10 West, Whippany, New Jersey.

Q:	What is the purpose of the Meeting?

A: At the Meeting, holders of Common Units, whom we refer to as “Unitholders,” will be asked to consider and vote on the following four proposals:

•	PROPOSAL NO. 1 – To elect eight Supervisors to three-year terms, which we refer to as the “Election Proposal.”
•	PROPOSAL NO. 2 – To ratify our independent registered public accounting firm for our 2018 fiscal year, which we refer to as the “Accountant Ratification Proposal.”
•

PROPOSAL NO. 3 – To approve Suburban’s 2018 Restricted Unit Plan, which we refer to as the “Plan,” authorizing the issuance of up to 1,800,000 Common Units pursuant to awards granted under the Plan, which we refer to as the “Restricted Unit Plan Proposal.”

•	PROPOSAL NO. 4 – To provide our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, which we refer to as the “Say-on-Pay Proposal.”
Q:	How does the Board recommend I vote on the proposals?

A: The Board unanimously recommends a vote FOR each of its nominees for Supervisor, approval of the Accountant Ratification Proposal, approval of the Restricted Unit Plan Proposal and approval of the Say-on-Pay Proposal.

Q:	How will voting on any other business be conducted?

A: The Board of Supervisors does not know of any business to be considered at the Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q:	Who is entitled to vote?

A: Each holder of Common Units as of the close of business on March 19, 2018, which we refer to as the “Record Date,” is entitled to vote at the Meeting.

Q:	How many Common Units may be voted?

A: As of the Record Date, 61,393,674 Common Units were outstanding. Each Common Unit entitles its holder to one vote.

Q:	What is a “quorum”?

A: There must be a quorum for the Meeting to be held. A quorum will be present if a majority of the outstanding Common Units as of the Record Date is represented in person, or by proxy, at the Meeting. If you submit a properly executed proxy card, even if you mark WITHHOLD or ABSTAIN, then you will be considered part of the quorum.

Q:	What vote is required to approve the proposals?

A:

•

PROPOSAL NO. 1 – Under the Third Amended and Restated Agreement of Limited Partnership (as amended) of Suburban, which we refer to as the “MLP Agreement,” the affirmative vote of holders of a plurality of the Common Units represented in person, or by proxy, at the Meeting is required to elect each Supervisor.

•

PROPOSAL NO. 2 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Accountant Ratification Proposal.

•

PROPOSAL NO. 3 – Under the rules of the New York Stock Exchange, which we refer to as the “NYSE,” the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Restricted Unit Plan Proposal.

•

PROPOSAL NO. 4 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Say-on-Pay Proposal.

Q:	How are withholds, abstentions and broker non-votes counted for the proposals?

A: For the Election Proposal, Supervisors are elected by a plurality of FOR votes.  Accordingly, a proxy card marked as WITHHOLD and a broker non-vote will not count towards the plurality required to elect a Supervisor.  For the Restricted Unit Plan Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted in the tally of votes FOR or AGAINST such proposal and does not affect the voting results for such proposal.  For each of the Accountant Ratification Proposal and Say-on-Pay Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted as entitled to vote at the Meeting and does not affect the voting results for such proposal.

Q:	How do I vote?

A: You may vote by any one of three different methods:

•	In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.
•	By Telephone and Internet. You can vote your proxies by touchtone telephone from the USA, US territories or Canada, or through the Internet. Please follow the instructions on the enclosed proxy card.
•	In Person. You can vote by attending the Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each Supervisor nominee and each of the Accountant Ratification Proposal, the Restricted Unit Plan Proposal and the Say-on-Pay Proposal.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or over the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Q:	What do I do if I want to change my vote?

A: You have the right to revoke your proxy at any time before the Meeting by:

•	Notifying our Company Secretary;
•	Voting in person; or
•	Returning a later-dated proxy card.

Attendance at the Meeting will not, in and of itself, revoke your proxy.

Q:	What does it mean if I receive more than one proxy card?

A: If your Common Units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233 (mail), Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (overnight delivery), www.computershare.com/investor or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q:	What do I do if my Common Units are held in “street name”?

A: If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q:	Who will count the votes?

A: Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q:	Who is bearing the cost of this proxy solicitation?

A: The Board of Supervisors is soliciting your proxy on behalf of Suburban.  We are bearing the cost of soliciting proxies for the Meeting. Georgeson LLC has been retained to assist in the distribution of proxy materials, and the solicitation of votes, and will be paid a customary fee for its services totaling approximately $11,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q:	Will the independent registered public accountants attend the Meeting?

A: Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q:	Does Suburban’s proxy confer discretionary authority to vote on Unitholder proposals at the Meeting?

A: With respect to any Unitholder proposal submitted outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and for which we did not receive notice by a reasonable time before the date of this proxy statement, Suburban’s proxy confers discretionary authority on the persons being appointed as proxies to vote on such proposal.

Q:	When are the Unitholder proposals for the next meeting of Unitholders due?

A: We presently expect that our next Tri-Annual Meeting will be held in May 2021. If a Unitholder intends to present any proposals for inclusion in Suburban’s proxy statement in accordance with Rule 14a-8 for consideration at Suburban’s 2021 Tri-Annual Meeting, the proposal must be received at Suburban’s principal executive offices by December 10, 2020.

In accordance with the MLP Agreement, if a Unitholder intends, at the 2021 Tri-Annual Meeting, to nominate a person for election to the Board of Supervisors, the Unitholder must deliver notice thereof to the Board of Supervisors not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day before, the date of the 2021 Tri-Annual Meeting. A different notice deadline will apply for the nomination of persons for election to the Board of Supervisors if the date of the 2021 Tri-Annual Meeting is not publicly announced by Suburban more than 100 days prior to the date of such meeting. Such deadline, and the procedures that a Unitholder must follow to nominate a person for election to the Board of Supervisors, are further described below under the heading “Supervisor Nominations and Criteria for Board Meetings – Unitholder Nominations.”

Q:	Where and when will I be able to find the voting results?

A: In addition to announcing the results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following conclusion of the Meeting.

Q:	How can I obtain an additional copy of Suburban’s 2017 Annual Report on Form 10-K?

A: We will provide an additional copy of our 2017 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, without charge, upon written request to Investor Relations, Suburban Propane Partners, L.P., 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Q:	Who can I contact for further information?

A: If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation of proxies for the Meeting:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

In the US, call Toll Free: 888-680-1525

Outside of the US, call: 781-575-2137

Q:	What can I do if I and another Unitholder with whom I live want to receive two copies of this proxy statement?

A: In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our proxy statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this proxy statement by contacting the Unitholder of record.

Q:	Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to furnish this proxy statement and other proxy materials to certain Unitholders on the Internet rather than by mailing paper copies.  If you received an Important Notice Regarding the Availability of Proxy Materials, which we refer to as a “Notice,” in the mail, you will not receive a paper copy of these materials unless you expressly request to receive a paper copy.  All Unitholders have the ability to access this proxy statement and other proxy materials on the Internet.  Instructions on how to do so, or on how to request a paper copy, may be found in the Notice.  In addition, Unitholders may request to receive these materials in printed form by mail on an ongoing basis.  The Notice will also instruct you on how you may vote your Common Units, including how you may vote over the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE MEETING

This Proxy Statement and the accompanying Annual Report to Unitholders are available at www.envisionreports.com/sph (for registered Unitholders) or http://www.edocumentview.com/sph (for Unitholders whose Common Units are held in “street name”).

If you plan on attending the Meeting to vote in person, directions to our headquarters are printed on the accompanying proxy card.  For additional directions, please call 973-887-5300.

ELECTION OF SUPERVISORS

(Proposal No. 1 on the Proxy Card)

Pursuant to the MLP Agreement, Unitholders are entitled to elect all members of the Board of Supervisors, which we refer to as “Supervisors,” who are nominated at the Meeting.  John D. Collins, a Supervisor last elected at our 2015 Tri-Annual Meeting, died in May 2017.  Acting on the recommendation of its Nominating/Governance Committee, and pursuant to authority granted to the Board by the MLP Agreement, at its meeting on January 24, 2018 our Board decided to nominate the eight current Supervisors for re-election at the Meeting and eliminate the Board seat formerly held by Mr. Collins by reducing the Board size to eight members.

The eight nominees for Supervisors, all of whom are currently serving as Supervisors, are described below (as of March 19, 2018). If elected, all nominees are expected to serve until the 2021 Tri-Annual Meeting and until their successors are duly elected. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose. In accordance with our Corporate Governance Guidelines and Principles (described more fully below) and the rules of the New York Stock Exchange, we have affirmatively determined that our Board of Supervisors is currently composed of a majority of independent directors, and that the following nominees are independent: Harold R. Logan, Jr., John Hoyt Stookey, Jane Swift, Lawrence C. Caldwell, Matthew J. Chanin, Terence J. Connors and William M. Landuyt.

NOMINEES FOR ELECTION AS SUPERVISORS

Harold R. Logan, Jr.	Age 73

Mr. Logan has served as a Supervisor since March 1996 and was elected as Chairman of the Board of Supervisors in January 2007.  Mr. Logan is a Co-Founder and, from 2006 to the present has been serving as a Director, of Basic Materials and Services LLC, an investment company that has invested in companies that provide specialized infrastructure services and materials for the pipeline construction industry and the sand/silica industry.  From 2003 to September 2006, Mr. Logan was a Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provided logistical services (i.e. pipeline, terminaling and marketing) to producers and end-users of refined petroleum products.  From 1995 to 2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc.  From 1987 to 1995, Mr. Logan served as Senior Vice President – Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil.  Mr. Logan is also a Director of InfraREIT, Inc., Cimarex Energy Co. and Hart

Energy Publishing LLP, and, through May 2017, was a Director of Graphic Packaging Holding Company.

Over the past forty years, Mr. Logan’s education, investment banking/venture capital experience and business/financial management experience have provided him with a comprehensive understanding of business and finance.  Most of Mr. Logan’s business experience has been in the energy industry, both in investment banking and as a senior financial officer and director of publicly-owned energy companies.  Mr. Logan’s expertise and experience have been relevant to his responsibilities of providing oversight and advice to the managements of public companies, and is of particular benefit in his role as our Chairman.  Since 1996, Mr. Logan has been a director of ten public companies and has served on audit, compensation and governance committees.

John Hoyt StookeyAge 88

Mr. Stookey has served as a Supervisor since March 1996.  He was Chairman of the Board of Supervisors from March 1996 through January 2007.  From 1986 until September 1993, he was the Chairman, President and Chief Executive Officer of Quantum Chemical Corporation, a predecessor of Suburban.  He served as non-executive Chairman and a Director of Quantum from its acquisition by Hanson plc, a global diversified industrial conglomerate, in September 1993 until October 1995, at which time he retired.  Since then, Mr. Stookey has served as a trustee of a number of non-profit organizations, including founding and serving as non-executive Chairman of Per Scholas Inc. (a non-profit organization dedicated to training inner city individuals to become computer and software technicians), The Berkshire Choral Festival and Landmark Volunteers and also currently serves on the Board of Directors of The Clark Foundation and The Robert Sterling Clark Foundation and as a Life Trustee of the Boston Symphony Orchestra.

Mr. Stookey’s qualifications to sit on our Board include his extensive experience as Chief Executive Officer of four corporations (including a predecessor of Suburban) and his many years of service as a director of publicly-owned corporations and non-profit organizations.

Jane Swift	Age 53

Ms. Swift has served as a Supervisor since April 2007. In January 2018, Ms. Swift was appointed Executive Chair of Ultimate Medical Academy, a not-for-profit healthcare educational institution with a national presence. From August 2011 through April 2017, Ms. Swift served as the CEO of Middlebury Interactive Languages, LLC, a marketer of world language products.  From 2010 through July 2011, she served as Senior Vice President – ConnectEDU Inc., a private education technology company.  In 2007, Ms. Swift founded WNP Consulting, LLC, a provider of expert advice and guidance to early stage education companies.  From 2003 to 2006 she was a General Partner at Arcadia Partners, a venture capital firm focused on the education industry. Ms. Swift also provides consulting services to various clients.  She has previously served on the boards of K12, Inc., Animated Speech Company, The Young Writers Project and Sally Ride Science Inc. Ms. Swift currently serves on several not-for-profit boards and advisory boards, including School of Leadership Afghanistan, Vote, Run, Lead, Teachers of Tomorrow and eDynamic Learning. Prior to joining Arcadia, Ms. Swift served for fifteen years in Massachusetts state government, becoming Massachusetts’ first woman governor in 2001.

Ms. Swift’s qualifications to sit on our Board include her strong skills in public policy and government relations and her extensive knowledge of regulatory matters arising from her fifteen years in state government.

Lawrence C. Caldwell	Age 71

Mr. Caldwell has served as a Supervisor since November 2012. He was a Co-Founder of New Canaan Investments, Inc., which we refer to as “NCI”, a private equity investment firm, where he was one of three senior officers of the firm from 1988 to 2005. NCI was an active “fix and build” investor in packaging, chemicals, and automotive components companies. Mr. Caldwell held a number of board directorships and senior management positions in these companies until he retired in 2005. The largest of these companies was Kerr Group, Inc., a plastic closure and bottle company where Mr. Caldwell served as Director for eight years and Chief Financial Officer for six years. From 1985 to 1988, Mr. Caldwell was head of acquisitions for Moore McCormack Resources, Inc., an oil and gas exploration, shipping, and construction materials company. Mr. Caldwell is currently a director of Magnuson Products, LLC, a private company which manufactures specialty engine components for automotive original equipment manufacturers and aftermarket. Mr. Caldwell also currently serves on the Board of Trustees and as Chairman of the Investment and Finance Committee of Historic Deerfield, and on the Board of Directors and as Chairman of the Finance Committee of

the Leventhal Map Center; both of which non-profit institutions focus on enriching educational programs for K-12 children locally and nationwide.

Mr. Caldwell's qualifications to sit on our Board include over forty years of successful investing in and managing of a broad range of public and private businesses in a number of different industries. This experience has encompassed both turnaround situations, and the building of companies through internal growth and acquisitions.

Matthew J. Chanin	Age 63

Mr. Chanin has served as a Supervisor since November 2012. He was Senior Managing Director of Prudential Investment Management, a subsidiary of Prudential Financial, Inc., from 1996 until his retirement in January 2012, after which he continued to provide consulting services to Prudential until December 2016. He headed Prudential’s private fixed income business, chaired an internal committee responsible for strategic investing and was a principal in Prudential Capital Partners, the firm’s mezzanine investment business.  He currently provides consulting services to two clients, and, until October 2017, served as a Director of two private companies that were in Prudential Capital Partners funds’ portfolios.

Mr. Chanin’s qualifications to sit on our Board include 35 years of investment experience with a focus on highly structured private placements in companies in a broad range of industries, with a particular focus on energy companies.  He has previously served on the audit committee of a public company board and the compensation committee for a private company board.  Mr. Chanin has earned an MBA and is a Chartered Financial Analyst.

Terence J. Connors	Age 63

Mr. Connors has served as a Supervisor since January 1, 2017.  Mr. Connors retired in September 2015 from KPMG LLP after nearly forty years in public accounting. Prior to joining KPMG in 2002 he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. At KPMG he was a Professional Practice Partner, SEC Reviewing Partner and was elected to serve as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Mr. Connors currently serves as a director and audit committee chairman of FS Credit Real Estate Income Trust, Inc., a commercial mortgage nontraded real estate investment trust, and of Cardone Industries, Inc., one of the largest privately-held automotive parts remanufacturers in the world. Mr. Connors also serves as a trustee of St. Joseph’s Preparatory School in Philadelphia.

Mr. Connors’ qualifications to sit on our Board, and serve as Chairman of its Audit Committee, include his extensive experience as a lead audit partner for numerous public companies across a variety of industries, which enables him to provide helpful insights to the Board in connection with its oversight of financial, accounting and internal control matters.

William M. Landuyt	Age 62

Mr. Landuyt has served as a Supervisor since January 1, 2017.  Since 2003, Mr. Landuyt has served as a Managing Director at Charterhouse Equity Partners, LLC, a private equity firm with a focus on build-ups, management buyouts, and growth capital investments primarily in the business services and healthcare services sectors, and has served on the Boards of Directors of a number of portfolio companies of that firm.  From 1996 to 2003, Mr. Landuyt served as Chairman of the Board, President and Chief Executive Officer of Millennium Chemicals, Inc., which we refer to as “Millennium”, and from 1983 to 1996 he served in several senior executive positions with Hanson Industries, the US subsidiary of Hanson plc, which we refer to as “Hanson,” including Vice President and Chief Financial Officer and ultimately Director, President and Chief Executive Officer.  Hanson and Millennium were both previous owners of Suburban or its predecessor through 1996 and 1999, respectively.  He joined Hanson after spending six years as a Certified Public Accountant and auditor at Price Waterhouse & Co., where he rose to the position of Senior Manager.  Mr. Landuyt has previously served on the Boards of Directors (including their Audit and Compensation Committees) of public companies, including Bethlehem Steel Corp., MxEnergy Holdings, Inc., a leading retail marketer of natural gas and electricity contracts, and Top Image Systems, Inc.  Mr. Landuyt is also the Co-Founder and Executive Director of Celtic Charms, Inc., a non-profit therapeutic horsemanship center serving people with physical and cognitive disabilities and disorders.

Mr. Landuyt’s qualifications to sit on our Board include forty years of financial and executive management experience for both public and private companies, including extensive experience with mergers and acquisitions and corporate governance.  Additionally, his specific responsibility for supervision of Suburban’s predecessors, as well as his subsequent board-level involvement in the distribution, petrochemical and retail energy sectors through Charterhouse’s investments in those sectors, gives Mr. Landuyt extensive expertise in areas directly relevant to our business.

Michael A. Stivala	Age 48

Mr. Stivala has served as our President since April 2014 and as our Chief Executive Officer since September 2014.  Mr. Stivala has served as a Supervisor since November 2014.  From November 2009 until March 2014 he was our Chief Financial Officer, and, before that, our Chief Financial Officer and Chief Accounting Officer since October 2007.  Prior to that he was our Controller and Chief Accounting Officer since May 2005 and Controller since December 2001.  Before joining Suburban, he held several positions with PricewaterhouseCoopers LLP, an international accounting firm, most recently as Senior Manager in the Assurance practice.

Mr. Stivala’s qualifications to sit on our Board include his sixteen years of experience in the propane industry, including as our current President and Chief Executive Officer and, before that, as our Chief Financial Officer for almost seven years, which day to day leadership roles have provided him with intimate knowledge of our operations.

Vote Required and Recommendation of the Board of Supervisors

Under the MLP Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor. The Board of Supervisors unanimously recommends a vote FOR the election of each of the above nominees.

EXECUTIVE OFFICERS OF SUBURBAN

The following table sets forth certain information with respect to our executive officers as of March 19, 2018. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position With Suburban
Michael A. Stivala	48	President and Chief Executive Officer;
		Member of the Board of Supervisors
Michael A. Kuglin	48	Chief Financial Officer & Chief Accounting Officer
Steven C. Boyd	53	Chief Operating Officer
Paul Abel	64	Senior Vice President, General Counsel and Secretary
Douglas T. Brinkworth	56	Senior Vice President – Product Supply, Purchasing & Logistics
Neil E. Scanlon	52	Senior Vice President – Information Services
Daniel S. Bloomstein	45	Vice President and Controller
A. Davin D’Ambrosio	54	Vice President and Treasurer
Keith P. Onderdonk	53	Vice President – Operational Support
Michael A. Schueler	51	Vice President – Product Supply
Sandra N. Zwickel	51	Vice President – Human Resources

For Mr. Stivala’s biographical information, see “Nominees for Election as Supervisors” above.

Mr. Kuglin has served as our Chief Financial Officer & Chief Accounting Officer since September 2014 and was our Vice President – Finance and Chief Accounting Officer from April 2014 through September 2014.  Prior to that he served as our Vice President and Chief Accounting Officer since November 2011, our Controller and Chief Accounting Officer since November 2009 and our Controller since October 2007.  For the eight years prior to joining Suburban he held several financial and managerial positions with Alcatel-Lucent, a global communications solutions provider.  Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently as Manager in the Assurance practice.  Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Boyd has served as our Chief Operating Officer since October 2017 and before that was our Senior Vice President – Operations (September 2015 – October 2017) and our Senior Vice President – Field Operations since April 2014. Previously he was our Vice President – Field Operations (formerly Vice President – Operations) since October 2008, our Southeast and Western Area Vice President since March 2007, Managing Director – Area Operations since November 2003 and Regional Manager – Northern California since May 1997.  Mr. Boyd held various managerial positions with our predecessors from 1986 through 1996.

Mr. Abel has served as our General Counsel and Secretary since June 2006, was additionally made a Vice President in October 2007 and a Senior Vice President in April 2014.  Prior to joining Suburban, Mr. Abel served as senior in-house legal counsel (including as a General Counsel) for several technology companies.

Mr. Brinkworth has served as our Senior Vice President – Product Supply, Purchasing & Logistics since April 2014 and was previously our Vice President – Product Supply (formerly Vice President – Supply) since May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine year career with Goldman Sachs and, since joining Suburban, has served in various positions in the product supply area.

Mr. Scanlon became our Senior Vice President – Information Services in April 2014, after serving as our Vice President – Information Services since November 2008.  Prior to that he served as our Assistant Vice President – Information Services since November 2007, Managing Director – Information Services from November 2002 to November 2007 and Director – Information Services from April 1997 until November 2002.  Prior to joining Suburban, Mr. Scanlon spent several years with JP Morgan & Co., most recently as Vice President – Corporate Systems and earlier held several positions with Andersen Consulting, an international systems consulting firm, most recently as Manager.

Mr. Bloomstein joined Suburban as our Controller in April 2014 and was promoted to Vice President and Controller in October 2017.  For the ten years prior to joining Suburban, he held several executive financial and accounting positions with The Access Group, a network of professional services companies, and with Dow Jones & Company, Inc., a global news and financial information company.  Mr. Bloomstein started his career with the international accounting firm PricewaterhouseCoopers LLP, working his way to the level of Manager in the Assurance practice.  Mr. Bloomstein is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. D’Ambrosio has served as our Treasurer since November 2002 and was additionally made a Vice President in October 2007.  He served as our Assistant Treasurer from October 2000 to November 2002 and as Director of Treasury Services from January 1998 to October 2000.  Mr. D’Ambrosio joined Suburban in May 1996 after ten years in the commercial banking industry.

Mr. Onderdonk has served as our Vice President – Operational Support since November 2015 and before that was our Assistant Vice President – Financial Planning and Analysis since November 2013.  Prior to that, he served as our Managing Director, Financial Planning and Analysis from November 2010 to November 2013.  Mr. Onderdonk joined Suburban in September 2001 after fourteen years in the consumer products industry.

Mr. Schueler has served as our Vice President – Product Supply since October 2017 and before that was our Managing Director – Product Supply since November 2013.  Mr. Schueler joined Suburban as Director – Product Resources in July 2005 following a nine-year career at Public Service Enterprise Group and prior to that, eight years at Kraft Foods.

Ms. Zwickel has served as our Vice President – Human Resources since November 2013.  Prior to that, she was our Assistant Vice President – Human Resources since April 2011 and earlier held several roles in our Legal Department (including Assistant General Counsel from October 2009 to April 2011 and Counsel from October 2002 to October 2009), where she was responsible for, among other things, providing legal counsel on employment issues.  Ms. Zwickel joined Suburban in June 1999 after eight years in the private practice of law.

PARTNERSHIP GOVERNANCE

The MLP Agreement provides that all management powers over our business and affairs are exclusively vested in our Board of Supervisors and, subject to the direction of the Board of Supervisors, our officers.  No Unitholder has any management power over our business and affairs or actual or apparent authority to enter into contracts on behalf of or otherwise to bind us.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee.

Audit Committee

Four Supervisors, who are not officers or employees of Suburban or its subsidiaries, currently serve on the Audit Committee with authority to review, approve or ratify, at the request of the Board, specific matters as to which the Board believes there may be a conflict of interest, or which may be required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission, in order to determine if the resolution or course of action in respect of such conflict proposed by the Board is fair and reasonable to us. Under the MLP Agreement, any matter that receives the “Special Approval” of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to us, is deemed approved by all of our partners and shall not constitute a breach of the MLP Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding that matter were disclosed to the Audit Committee at the time it gave Special Approval. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (a) integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations and its code of conduct; (c) independence and qualifications of the independent registered public accounting firm; (d) performance of the internal audit function and the independent registered public accounting firm; and (e) accounting complaints.

Our Board has adopted a written charter for the Audit Committee, which is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. A copy of our Audit Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board has determined that all four current members of the Audit Committee, Lawrence C. Caldwell, Terence J. Connors (its Chairman), William M. Landuyt and Jane Swift, are independent and (with the exception of Ms. Swift) are audit committee financial experts within the meaning of the NYSE corporate governance listing standards and in accordance with Rule 10A-3 of the Exchange Act, Item 407 of Regulation S-K and Suburban’s criteria for Supervisor independence set forth under “Partnership Governance – Supervisor Independence” below as of the date of this Proxy Statement.

The Audit Committee met nine times during fiscal 2017.

Compensation Committee

The Compensation Committee reviews the performance of, and sets the compensation for, all executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met five times during fiscal 2017. Its current members are Matthew J. Chanin (its Chairman), Harold R. Logan, Jr. and John Hoyt Stookey, all of whom are independent in accordance with our Corporate Governance Guidelines and Principles and the rules of the NYSE.

Our Board has adopted a Compensation Committee Charter. A copy of our Compensation Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Nominating/Governance Committee

The Nominating/Governance Committee participates in Board succession planning and development and identifies individuals qualified to become Board members, recommends to the Board the persons to be nominated for election as Supervisors at any Tri-Annual Meeting of the Unitholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board, develops and recommends to the Board changes to Suburban’s Corporate Governance Guidelines and Principles when appropriate, and oversees the evaluation of the Board.  The committee met two times during fiscal 2017. Its members are Lawrence C. Caldwell, Matthew J. Chanin, Terence J. Connors, William M. Landuyt, Harold R.

Logan, Jr. (its Chairman), John Hoyt Stookey and Jane Swift, all of whom are independent in accordance with our Corporate Governance Guidelines and Principles and the rules of the NYSE.

Our Board has adopted a Nominating/Governance Committee Charter.  A copy of our Nominating/Governance Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Supervisor Nominations and Criteria for Board Membership

To fulfill its responsibility to recruit nominees for election as Supervisors, the Nominating/Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Our Corporate Governance Guidelines and Principles set forth the following minimum qualifications for our Supervisors, who are nominated in accordance with the procedures set forth in the MLP Agreement:

1.   Integrity. Individuals must be of personal and professional integrity and ethical character, who recognize and value these qualities in others.

2.    Absence of Conflicts of Interest. In addition to meeting the independence standards set forth elsewhere in the Guidelines, a Supervisor should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a supervisor to Suburban and its unitholders.

3.    Fair and Equal Representation. A Supervisor must be able to represent fairly and equally the long-term interests of all of Suburban's unitholders without favoring or advancing any particular unitholder or other constituency of Suburban.

4.    Achievement. A Supervisor must have demonstrated achievement in one or more fields of business, professional, or governmental endeavor.

5.    Oversight. A Supervisor is expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role (including an inquisitive and rigorous manner of monitoring).

6.    Experience and Business Understanding. A Supervisor should have relevant or relatable expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience. In addition, he/she must have a general appreciation regarding key issues facing public companies of a size and operational scope similar to Suburban, including:

•	corporate governance concerns;
•	regulatory obligations of a public issuer;
•	strategic business planning; and
•	basic concepts of corporate finance.

7.    Available Time. A Supervisor must have sufficient time available to devote to the affairs of the Board, be fully prepared to devote such time, and be physically and mentally capable of devoting such time. It is expected that each candidate will be available and able to attend substantially all meetings of the Board and any committees on which he/she will serve, as well as Suburban’s tri-annual and special meetings of unitholders, after taking into consideration his/her other business and professional commitments, including service on the boards of other companies. The Board should include at least some supervisors who are committed to service on the Board for an extended period of time.

8.    Diversity. The Board seeks an appropriate diversity of personal and professional background, experience,

expertise, and perspective among Supervisors. Board Supervisors should be able to cooperate with other Board members and contribute to the collegiality of the Board.

In addition, the Nominating/Governance Committee considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

Unitholders may nominate candidates for Supervisors in accordance with the following procedures set forth in the MLP Agreement. Any Unitholder (or group of Unitholders) that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the 10th day following the date on which the date of the Tri-Annual Meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Unitholder(s), (iii) such information regarding the nominee(s) proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as Supervisor(s). Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Nominating/Governance Committee in the same manner as the Committee’s nominees.

Supervisor Independence

The Corporate Governance Guidelines and Principles adopted by the Board of Supervisors (and available on our website at www.suburbanpropane.com) set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent if the following criteria are satisfied:

1.	Within the past three years, the Supervisor:
a.

has not been employed by Suburban and has not received more than $100,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

b.

has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

c.

has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has neither made to Suburban nor received from Suburban payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

d.	has not been employed by or affiliated with an internal or external auditor that within the past three years provided services to Suburban; and
e.	has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;
2.

The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in- law or brother- or sister-in-law of a person having a relationship described in 1. above nor shares a residence with such person;

3.	The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and
4.	The Supervisor does not have any other relationships with Suburban or with members of senior management of Suburban that the Board determines to be material.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All seven of the then Supervisors attended the Tri-Annual Meeting of Unitholders on May 13, 2015.

Board and Committee Meetings

The Board held 6 meetings in fiscal 2017. Each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served in fiscal 2017. Mr. Logan, Chairman of the Board, presides at the regularly scheduled executive sessions of the non- management Supervisors, all of whom are independent, held as part of the meetings of the Board.

Unitholder Communications with the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Company Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our Supervisors, executive officers and holders of 10 percent or more of our Common Units to file initial reports of ownership and reports of changes in ownership of our Common Units with the Securities and Exchange Commission. Supervisors, executive officers and 10 percent Unitholders are required to furnish Suburban with copies of all Section 16(a) forms that they file. Based on a review of these filings, we believe that all such filings were timely made during fiscal 2017.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, controller, or persons performing similar functions, and a Code of Business Conduct and Ethics that applies to all of our employees, officers and Supervisors. Copies of our Code of Ethics and our Code of Business Conduct and Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics or our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines and Principles in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines and Principles are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Our Chief Executive Officer submits his Annual CEO Certification to the NYSE each December.  In December 2017, Mr. Stivala submitted his Annual CEO Certification for our 2017 fiscal year to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (d)(3) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and its code of conduct; (c) independence and qualifications of the independent registered public accountants; (d) the performance of the internal audit function and the independent registered public accountants; and (e) accounting complaints. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements set forth in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited consolidated financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

Terence J. Connors, Chairman Lawrence C. Caldwell

William M. Landuyt

Jane Swift

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, policies and practices with respect to those executive officers of Suburban identified below to whom we refer as our “named executive officers”:

Name	Position
Michael A. Stivala	President and Chief Executive Officer
Michael A. Kuglin	Chief Financial Officer and Chief Accounting Officer
Steven C. Boyd	Chief Operating Officer*
Douglas T. Brinkworth	Senior Vice President Product Supply, Purchasing and Logistics
Paul Abel	Senior Vice President, General Counsel and Secretary

*	At its October 25, 2017 meeting, the Board of Supervisors approved the promotion of Mr. Boyd from Senior Vice President – Operations to Chief Operating Officer.

Key Topics Covered in this Compensation and Discussion Analysis

The following table summarizes the main areas of focus in this Compensation and Discussion Analysis:

Compensation Governance
Participants in the Compensation Process
The Annual Compensation Decision Making Process
Risk Mitigation Policies
Executive Compensation Philosophy
Overview
Pay Mix
Components of Compensation
Base Salary
Annual Cash Bonus Plan
Long-Term Incentive Plan
Restricted Unit Plan
Distribution Equivalent Rights Plan
Benefits and Perquisites
Impact of Accounting and Tax Treatments of Executive Compensation

Compensation Governance

Participants in the Compensation Process

Role of the Compensation Committee

The Compensation Committee of our Board of Supervisors, which we hereafter refer to as the “Committee,”  is responsible for overseeing our executive compensation program.  In accordance with its charter, available on our website at www.suburbanpropane.com, the Committee ensures that the compensation packages provided to our executive officers are designed in accordance with our compensation philosophy.  The Committee reviews and approves the compensation packages of our managing directors, assistant vice presidents, vice presidents, senior vice presidents, and our named executive officers. The Committee establishes and oversees our general compensation philosophy in consultation with our President and Chief Executive Officer.

Among other duties, the Committee has overall responsibility for:

•	Reviewing and approving the compensation of our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officers;
•	Reporting to the Board of Supervisors any and all decisions regarding compensation changes for our President and Chief Executive Officer and our other executive officers;

•

Evaluating and approving our annual cash bonus plan, Long-Term Incentive Plan, grants under our Restricted Unit Plan, and grants under our Distribution Equivalent Rights Plan, as well as all other executive compensation policies and programs;

•	Administering and interpreting the compensation plans that constitute each component of our executive officers’ compensation packages; and
•	Engaging consultants, when appropriate, to provide independent, third-party advice on executive officer-related compensation.

Role of the President and Chief Executive Officer

The role of our President and Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments, grants of restricted units under our Restricted Unit Plan(s) and other adjustments to the compensation packages of the executive officers, other than for himself, to the Committee based on market conditions, our company performance, and individual performance.  When recommending individual pay adjustments for the executive officers, Mr. Stivala, our President and Chief Executive Officer, presents the Committee with information comparing each executive officer’s current compensation to the mean compensation figures for comparable positions included in benchmarking data utilized by the Committee.

Role of Outside Consultants

Prior to each Committee meeting at which executive compensation packages are reviewed, members of the Committee are provided with benchmarking data from the Mercer Human Resource Consulting, Inc., which we hereafter refer to as “Mercer,” database for comparison.  The Committee’s sole use of the Mercer database is to compare and contrast our executives’ current base salaries and total direct compensation to the data provided in the Mercer benchmarking database, which is derived from a proprietary database of surveys from over 3,000 organizations and approximately 1,500 positions that may or may not include similarly-sized national propane marketers.  The use of the Mercer database provides a broad base of compensation benchmarking information for companies of similar size to Suburban.  There was no formal consultancy role played by Mercer.  Therefore, prior to the Committee’s meetings, neither the Committee members nor our President and Chief Executive Officer met with representatives from Mercer.

In addition to using the benchmarking data from the Mercer benchmarking database, the Committee has utilized, since fiscal 2013, the services of Willis Towers Watson, which we hereafter refer to as “WTW,” a human resources consulting firm, formerly known as Towers Watson & Co.  In developing the fiscal 2016 compensation packages for each of our named executive officers, the Committee retained the services of WTW to benchmark the base salaries and total direct compensation of our executive officers compared to comparable positions, using market data for similarly-sized companies which was developed by WTW from multiple survey sources across several industries, inclusive of other energy companies in the United States.  In developing the fiscal 2017 compensation packages for our executive officers, the Committee did not engage the services of WTW; instead, the Committee utilized and relied upon the benchmark data provided by WTW for our fiscal 2016 executive compensation packages.  The Committee did, however, engage WTW for recommendations on the design of a new Distribution Equivalent Rights Plan, adopted at the Committee’s January 17, 2017 meeting.

Our Unitholders:  Say-on-Pay

At their 2015 Tri-Annual Meeting, our Unitholders overwhelmingly approved an advisory resolution approving executive compensation (commonly referred to as “Say-on-Pay”).  As a result, the Committee has determined that no major revisions of its executive compensation practices are required. The following represents the 2015 Say-on-Pay voting results:

For	Against	Abstain	Broker Non-Votes
28,802,659	1,712,622	613,603	22,303,948

The Committee periodically evaluates its compensation practices for possible improvement.  Our Unitholders will have another opportunity to cast an advisory vote on the compensation of our named executive officers at the Meeting. See Proposal 4 – “Advisory Vote on Executive Compensation” below.

The Annual Compensation Decision Making Process

Fiscal 2017 Committee Meetings

The Committee holds three regularly-scheduled meetings during the fiscal year: one in October or November, one in January and one in July, and may meet at other times during the year as warranted.  With the exception of approving the Distribution Equivalent Rights Plan at its January 17, 2017 meeting, the Committee finalized the fiscal year 2017 compensation packages for each of our named executive officers at its November 14, 2016 meeting.

As in past fiscal years and as referred to above, the Committee was provided with a comprehensive analysis of each senior executive’s past and current compensation - including benchmarking data for comparison - to enable it to assess and determine each executive’s compensation package for fiscal 2017.  The Committee considered a number of factors in establishing the fiscal 2017 executive compensation packages, including, but not limited to, experience, scope of responsibility and individual performance.

Prior to making its decisions regarding each named executive officer’s fiscal 2017 compensation package, the Committee reviewed the total cash compensation opportunity that was provided to each named executive officer during the previously completed fiscal year.  At that time, “total cash compensation opportunity” consisted of base salary, an annual cash bonus, and cash settled long-term incentives; and has since been updated to include payments under a Distribution Equivalent Rights Plan that began in February 2017.  The Committee then compared each named executive officer’s total cash compensation opportunity to the total mean cash compensation opportunity for the parallel position in the Mercer database.  In addition, the Committee reutilized the benchmark data provided by WTW for establishing our executives’ fiscal 2016 compensation referenced above under “Role of Outside Consultants.”  The Committee then based its final decisions on both the fiscal 2016 recommendations made by WTW and on the information contained in the Mercer benchmarking database.

Our Approach to Setting Compensation Packages

In reviewing and determining the compensation packages of our named executive officers, the Committee considers a number of factors related to each executive, including, but not limited to, years of experience in current position, scope and level of responsibility, influence over Suburban’s affairs and individual performance.  The relative importance assigned to each of these factors by the Committee may differ from executive to executive and from year to year.  As a result, different weights may be given to different components of compensation among each of our named executive officers.

As previously stated, the Committee is provided with benchmarking data for comparison.  This benchmarking data is just one of a number of factors considered by the Committee, but is not necessarily the most determinative factor.  The Committee compares total cash compensation opportunities, comprising base salary and annual cash bonuses, as well as total direct compensation (which includes opportunities under our Long-Term Incentive Plan, Restricted Unit Plan, and, subsequent to the Committee’s meeting of January 17, 2017, our Distribution Equivalent Rights Plan) to the total mean cash compensation opportunity and total direct compensation opportunity for the parallel position in the benchmark information reviewed.

Compensation Peer Group

The Committee bases its benchmarking on a broad base of companies of similar size to Suburban, and does not rely solely on a peer group of other propane marketers.  The Committee takes this approach because it believes that the proximity of our headquarters to New York City and the need to realistically compete for skilled executives in an environment shared by numerous other enterprises seeking similarly skilled employees requires a broader review of the market.  Furthermore, similarly-sized propane marketers (of which there are only two) compete for executives in different economic environments. This benchmarking approach has been in place for a number of years.

The compensation packages of the named executive officers of Ferrellgas Partners, L.P. and AmeriGas Partners, L.P. were included in the benchmarking study provided by WTW for fiscal 2016 and was reviewed by the Committee as part of its decision-making process in establishing executive compensation for fiscal 2016 and fiscal 2017.

Risk Mitigation Policies

Equity Holding Policy

Effective April 22, 2010, the Committee adopted an Equity Holding Policy, as amended on November 11, 2015, which established guidelines for the level of Suburban equity holdings that members of the Board and our executive officers are expected to maintain.

Our equity holding requirements for the specified positions are currently as follows:

Position	Amount
Member of the Board of Supervisors	3 x Annual Fee
President and Chief Executive Officer	5 x Base Salary
Chief Financial Officer	3 x Base Salary
Chief Operating Officer	3 x Base Salary
Senior Vice President	2.5 x Base Salary
Vice President	1.5 x Base Salary
Assistant Vice President	1 x Base Salary
Managing Director	1 x Base Salary

As of the January 2, 2018 measurement date, all of our executive officers, including our named executive officers, as well as the members of our Board of Supervisors, were in compliance with our Equity Holding Policy.

The Equity Holding Policy can be accessed through a link on our website at www.suburbanpropane.com under the “Investors” tab.

Incentive Compensation Recoupment Policy

Upon recommendation by the Committee, on April 25, 2007, the Board of Supervisors adopted an Incentive Compensation Recoupment Policy that permits the Committee to seek reimbursement from certain of our executives of incentive compensation (i.e., payments made pursuant to the annual cash bonus plan and the Long-Term Incentive Plan) paid to those executives in connection with any fiscal year for which there is a significant restatement of our published financial statements triggered by a material accounting error, which results in less favorable results than those originally reported.  Such reimbursement can be sought from executives even if they were not personally responsible for the restatement.  In addition to the foregoing, if the Committee determines that any fraud or intentional misconduct by an executive was a contributing factor to Suburban having to make a significant restatement, then the Committee is authorized to take appropriate action against such executive, including disciplinary action, up to, and including, termination, and requiring reimbursement of all, or any part, of the compensation paid to that executive in excess of that executive’s base salary, including cancellation of any unvested restricted units.

The Incentive Compensation Recoupment Policy is available on our website at www.suburbanpropane.com under the “Investors” tab.

Executive Compensation Philosophy

Overview

Our executive compensation program is underpinned by two core objectives:

•	To attract and retain talented executives who have the skills and experience required to achieve our goals; and
•	To align the short-term and long-term interests of our executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy.  Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Committee evaluates additional factors in determining the amount of incentive compensation earned.  The various components of compensation provided to our executive officers are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban.  Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our executive officers for behaviors that facilitate our achievement of this goal.

The principal components of the compensation we provide to our named executive officers are as follows:

Component	Purpose	Features
Base Salary	• To reward individual performance, experience and scope of responsibility • To be competitive with market pay practices	• Reviewed and approved annually • Market benchmarked • Mean market salary data is considered in determining levels
Annual cash incentive	• To drive and reward the delivery of financial and operating performance during a particular fiscal year	• Paid in cash • Based on annual EBITDA performance compared to budgeted EBITDA and other qualitative factors
Long-term incentives

• To ensure alignment of our executives'

    interests with the long-term interests

    of our Unitholders

• To reward activities and practices that

    are conducive to sustainable, profitable

    growth and long-term value creation

• To attract and retain skilled individuals

• Participants are selected by the

   Committee

• Annual awards of phantom units settled

   in cash

• Measured over a three-year period based

    on the level of our average distributable

    cash flow over such three-year

    measurement period

Restricted units

• To retain the services of the recipient

    over the vesting period

• To further align the long-term interests

    of the recipient with the long-term

    interests of our Unitholders through

    encouragement of equity ownership

• To mitigate potential shortfalls

    in total cash compensation of our

    executive officers when compared

    to benchmarked total cash compensation

• To provide an adequate compensation

    package in connection with an

    internal promotion

• To reward outstanding performance

• Participants are selected by the

   Committee

• No pre-determined frequency or amounts

   of awards

• Plan provides the Committee flexibility

    to respond to different facts and

    circumstances

• Awards normally vest in equal thirds on

    the first three anniversaries of the

    date of grant

• Awards are settled in Common Units

Distribution Equivalent Rights

• To drive and reward behaviors that lead

    to distribution sustainability and growth

• To further align the interests of the

    recipients with the interests of our

    Unitholders

• To encourage our executives to retain

    their holdings of our Common Units by

    providing them with funds to settle the

    income and FICA taxes on their vested

    restricted units

• Participants are selected by the

   Committee

• Paid in cash

• Payments are made upon a

    distribution to Unitholders and

    based on the number of Participants'

    unvested restricted units

• Plan provides the Committee with the

    flexibility to provide additional

    incentives to specified individuals

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interests of our Unitholders by:

•	Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;
•	Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;
•

Providing our named executive officers with restricted units in order to encourage the retention of the participating executive officers and their equity ownership in Suburban, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and

•	Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

Pay Mix

Under our compensation structure, each named executive officer’s “total cash compensation opportunity” consists of a mix of base salary, cash bonus, cash-settled long-term incentives, and distribution equivalent rights payments.  This “mix” varies depending on his or her position.  The base salary for each executive officer is the only fixed component of compensation.  All other cash compensation, including annual cash bonuses and long-term incentive compensation, is variable in nature as it is dependent upon achievement of certain performance measures.

In allocating among these components, in order to align the interests of our senior executive officers - the executive officers having the greatest ability to influence our performance - with the interests of our Unitholders, we consider it crucial to emphasize the performance-based elements of the total compensation opportunities that we provide to them.  Therefore, during fiscal 2017, the total cash compensation opportunity for our senior executive officers, including our named executive officers, was at least 48% performance-based under our annual cash bonus and long-term incentive plans, neither of which provide for minimum payments.

The following table summarizes each of these components as a percentage of each named executive officer’s total cash compensation opportunity for fiscal 2017:

	Base Salary	Cash Bonus Target	Long-Term Incentive	Distribution Equivalent Rights
Michael A. Stivala	36%	36%	18%	10%
Michael A. Kuglin	41%	33%	16%	10%
Steven C. Boyd	41%	33%	16%	10%
Douglas T. Brinkworth	41%	33%	16%	10%
Paul Abel	42%	32%	16%	10%

Components of Compensation

Base Salary

Using the process explained in the section above titled “The Annual Compensation Decision Making Process,” at its November 14, 2016 meeting, the Committee increased Mr. Kuglin’s base salary to $330,000, in recognition of his performance throughout the year and to bridge a perceived shortfall between his former base salary and the benchmark salaries for similar positions. The Committee did not make any adjustments to the base salaries of our other named executive officers.

The following base salaries were in effect during fiscal 2017 and fiscal 2016 for our named executive officers:

	Fiscal 2017 Base Salary	Fiscal 2016 Base Salary
Michael A. Stivala	$500,000	$500,000
Michael A. Kuglin	$330,000	$310,000
Steven C. Boyd	$330,000	$330,000
Douglas T. Brinkworth	$310,000	$310,000
Paul Abel	$300,000	$300,000

At its October 24, 2017 meeting, the Committee approved the following base salaries for fiscal 2018, taking into account recommendations made by WTW at the request of the Committee:

Fiscal 2018 Base Salary
Michael A. Stivala	$550,000
Michael A. Kuglin	$365,000
Steven C. Boyd	$365,000
Douglas T. Brinkworth	$335,000
Paul Abel	$325,000

The base salaries paid to our named executive officers in fiscal 2017, fiscal 2016 and fiscal 2015 are reported in the column titled “Salary” in the Summary Compensation Table below.

Annual Cash Bonus Plan

The Committee uses the annual cash bonus plan (which falls within the Securities and Exchange Commission’s definition of a “Non-Equity Incentive Plan” for the purposes of the Summary Compensation Table and otherwise) to provide a cash incentive award to certain hourly and salaried  employees, including our named executive officers, for the attainment of EBITDA targets for the particular fiscal year, in accordance with the annual budget approved by our Board of Supervisors at the beginning of the fiscal year.

Performance Condition

The sole metric measures Actual Adjusted EBITDA relative to Budgeted EBITDA.

Definitions

Actual EBITDA: represents net income before deducting interest expense, income taxes, depreciation and amortization.

Actual Adjusted EBITDA: represents Actual EBITDA adjusted for various items; including, but not limited to, unrealized (non-cash) gains or losses on changes in the fair value of derivative instruments; gains or losses on sale of business; acquisition and integration-related costs; multi-employer pension plan withdrawal charges; pension settlement charges; and losses on debt extinguishment.

Budgeted EBITDA: represents our target budgeted EBITDA developed using a bottom-up process factoring in reasonable growth targets from the prior year’s performance, while at the same time attempting to reach a balance between a target that is reasonably achievable, yet not certain.

Based on a determination made by the Committee at its January 22, 2014 meeting, following a review of recommendations made by WTW, which had been engaged by the Committee for that purpose, our named executive officers currently have the opportunity to earn between 50% and 120% of their target cash bonuses under this plan, depending upon the relationship of our Actual Adjusted EBITDA compared to Budgeted EBITDA in accordance with the following table:

	Actual Adjusted EBITDA as a % of Budgeted EBITDA	% of Target Cash Bonus Earned
Maximum	120% and above	120%
	119%	119%
	118%	118%
	117%	117%
	116%	116%
	115%	115%
	114%	114%
	113%	113%
	112%	112%
	111%	111%
	110%	110%
	109%	109%
	108%	108%
	107%	107%
	106%	106%
	105%	105%
	104%	104%
	103%	103%
	102%	102%
	101%	101%
Target	100%	100%
	99%	98%
	98%	96%
	97%	94%
	96%	92%
	95%	90%
	94%	85%
	93%	82.5%
	92%	80%
	91%	77.5%
	90%	75%
	89%	70%
	88%	65%
	87%	60%
	86%	55%
Entry	85%	50%
	Below 85%	0%

Fiscal 2017 Annual Cash Bonus

For fiscal 2017, our Budgeted EBITDA was $340.0 million.  Our Actual Adjusted EBITDA was such that each of our executive officers earned 0% of his or her target cash bonus.  During the previous two fiscal years, our Actual Adjusted EBITDA was such that each of our named executive officers earned 0% and 90% of their target cash bonus for fiscal 2016 and fiscal 2015, respectively.

The fiscal 2017 target cash bonuses established for each named executive officer and the actual cash bonuses earned by each of them during fiscal 2017 are summarized as follows:

Name	Fiscal 2017 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2017 Target Cash Bonus	Fiscal 2017 Actual Cash Bonus Earned at 0%
Michael A. Stivala	100%	$500,000	$—
Michael A. Kuglin	80%	$264,000	$—
Steven C. Boyd	80%	$264,000	$—
Douglas T. Brinkworth	80%	$248,000	$—
Paul Abel	75%	$225,000	$—

The Use of Discretion

Although our annual cash bonus plan is generally administered in accordance with pre-approved terms for a particular fiscal year, the Committee retains the right to exercise its broad discretionary powers to decrease or increase the annual cash bonus paid to a particular named executive officer, upon the recommendation of our President and Chief Executive Officer, or to the named executive officers as a group, when the Committee determines that an adjustment is warranted.  In fiscal 2016 and fiscal 2015, no discretionary adjustments were made to the annual cash bonuses earned by our named executive officers.

For fiscal 2017, at its October 24, 2017 meeting, the Committee used its discretionary authority to award each of our named executives officers 30% of their target bonus, in recognition of Suburban’s operational and financial accomplishments in fiscal 2017, despite a more challenging operating environment and weather pattern compared to fiscal 2016.  In navigating through the second consecutive record warm winter heating season, our management set specific goals and took proactive actions to deliver a meaningful improvement in Actual Adjusted EBITDA and other performance metrics compared to the prior year.  Additionally, the Committee’s decision to grant a discretionary cash bonus for fiscal 2017 was for retention purposes – to avoid having two consecutive years in which bonus payments were not paid as a result of unseasonably warm weather.  The discretionary payments approved by the Committee were as follows:

Name	Fiscal 2017 Discretionary Cash Bonus Payments
Michael A. Stivala	$150,000
Michael A. Kuglin	$79,200
Steven C. Boyd	$79,200
Douglas T. Brinkworth	$74,400
Paul Abel	$67,500

The discretionary bonuses provided to our named executive officers for fiscal 2017 are reported in the column titled “Bonus” in the Summary Compensation table below.  The bonus payments earned by our named executive officers under the annual cash bonus program for fiscal 2015 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

At its October 24, 2017 meeting, the Committee also approved the following fiscal 2018 target cash bonuses:

Name	Fiscal 2018 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2018 Target Cash Bonus
Michael A. Stivala	100%	$550,000
Michael A. Kuglin	80%	$292,000
Steven C. Boyd	80%	$292,000
Douglas T. Brinkworth	80%	$268,000
Paul Abel	80%	$260,000

As a result of the impact that the past two consecutive years of record warm winter heating seasons have had on the ability of our employees, including our named executive officers, to earn a cash incentive bonus under the existing annual cash bonus plan, the Committee engaged WTW to review and suggest possible modifications to that plan to help mitigate its predominant dependence on weather-related factors.  After reviewing several recommendations made by WTW for potential modifications to the plan at its July 2017 meeting, the Committee (at its October 24, 2017 meeting) approved two separate modifications to the plan.  First, the annual cash bonus plan will now contain two separate measurement components as follows:

i)	Actual Adjusted EBITDA compared to Budgeted EBITDA, similar to the annual cash bonus plan that was in effect for fiscal 2017; and,
ii)

Scorecard-based component in which up to 35% of the target cash bonus may be awarded by the Committee, as an enhancement to the performance-based component, based on their evaluation of several qualitative scorecard items that include the following: key safety statistics compared to the prior year, customer base trends compared to the prior year, Actual Adjusted EBITDA compared to the prior year, distributable cash flow compared to the prior year, and, in the case of our named executive officers,  achievement of corporate and individual goals.  The Committee will use its discretion regarding how much weight to place on any one, or several, of the qualitative scorecard items in determining the amount, if any, of the scorecard-based component to award.

Second, the Committee lowered the “entry threshold” for the performance-based component under the plan from 85% to 80% and retained the 50% payout of the performance-based component at the entry threshold. The 80% entry threshold was intended to create a more symmetrical performance zone within the plan, such that both the maximum threshold and the entry threshold will take effect at a 20% differential from the target level.  The following table reflects the approved modifications to the annual cash bonus plan:

Performance-Based Component
	Actual Adjusted EBITDA as a % of Budgeted EBITDA	% of Target Cash Bonus Earned
Maximum	120% and above	120%
	119%	119%
	118%	118%
	117%	117%
	116%	116%
	115%	115%
	114%	114%
	113%	113%
	112%	112%
	111%	111%
	110%	110%
	109%	109%
	108%	108%
	107%	107%
	106%	106%
	105%	105%
	104%	104%
	103%	103%
	102%	102%
	101%	101%
Target	100%	100%
	99%	98%
	98%	96%
	97%	94%
	96%	92%
	95%	90%
	94%	88%
	93%	86%
	92%	84%
	91%	82%
	90%	80%
	89%	77%
	88%	74%
	87%	71%
	86%	68%
	85%	65%
	84%	62%
	83%	59%
	82%	56%
	81%	53%
Entry	80%	50%
	Below 80%	0%

These modifications to the annual cash bonus plan are effective starting with our 2018 fiscal year.

Long-Term Incentive Plan

To complement the annual cash bonus plan, which focuses on our short-term financial goals, the Long-Term Incentive Plan, which we hereafter refer to as the “LTIP,” is a phantom unit plan that is designed to motivate our executive officers to focus on our long-term financial goals.

Performance Condition

Under the LTIP, performance is assessed based on the level of our distribution coverage ratio over a three-year measurement period, which we refer to as “Distribution Coverage Ratio.”  This ratio will be calculated (as shown below) by dividing our Average Distributable Cash Flow generated during an outstanding award’s three-year measurement period by a Baseline Cash Flow set on the initial grant date of the award.  The Committee adopted this measure for LTIP awards because our ability to support future cash distributions, and to demonstrate distribution growth, is essential to successfully attracting and retaining investors, making it an important long-term performance metric.

Average Distributable Cash Flow

(Average Actual Adjusted EBITDA less maintenance capital expenditures, cash interest expense and other adjustments)

Baseline Cash Flow

(Total # of Common Units outstanding at beginning of the three-year measurement period times the then annualized distribution rate)

Definitions

Distributable Cash Flow: represents Actual Adjusted EBITDA for a particular fiscal year less maintenance capital expenditures, cash interest expense, and the provision for income taxes for the same fiscal year.

Actual Adjusted EBITDA: represents the same definition as Actual Adjusted EBITDA under the annual cash bonus plan.

Average Distributable Cash Flow: represents average distributable cash flow for each of the three years in a particular award’s three-year measurement period, plus the product of the number of Common Units outstanding at the beginning of the three-year measurement period and the annual differences between the per Common Unit annualized distribution rate at the beginning of the three-year measurement period and the actual per Common Unit distributions paid during each of those three years.

Baseline Cash Flow: represents the total number of Common Units outstanding at the beginning of the three-year measurement period multiplied by the then per Common Unit annualized distribution rate.

The following table summarizes the performance targets and associated level of vesting that applies to awards made under the LTIP prior to November 14, 2016 based on the achievement level of the Distribution Coverage Ratio:

Distribution Coverage Ratio	% of Award Earned
1.50 or higher (Maximum)	150%
1.20 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

Between entry and target performance, for every additional 0.01 increase in the Distribution Coverage Ratio, an additional 2.5% of the award is earned.  Between target and maximum performance, awards are earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned	Distribution Coverage Ratio	% of Award Earned
1.50 or higher	150.0%	1.34	123.4%
1.49	148.4%	1.33	121.7%
1.48	146.8%	1.32	120.0%
1.47	145.1%	1.31	118.4%
1.46	143.4%	1.30	116.7%
1.45	141.8%	1.29	115.0%
1.44	140.1%	1.28	113.4%
1.43	138.4%	1.27	111.7%
1.42	136.7%	1.26	110.0%
1.41	135.1%	1.25	108.4%
1.40	133.4%	1.24	106.7%
1.39	131.7%	1.23	105.0%
1.38	130.1%	1.22	103.3%
1.37	128.4%	1.21	101.7%
1.36	126.7%	1.20	100.0%
1.35	125.1%

At its meeting on November 14, 2016, the Committee amended the LTIP to revise the performance targets and associated level of vesting that applies to awards made under the LTIP on or after September 25, 2016.  The following table summarizes the performance targets and associated level of vesting, based on the achievement level of the Distribution Coverage Ratio:

Distribution Coverage Ratio	% of Award Earned
1.25 or higher (Maximum)	150%
1.10 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

As a result of this amendment, between entry and target performance, for every additional 0.01 increase in the Distribution Coverage Ratio, an additional 5% of the award will be earned.  Between target and maximum performance, awards will be earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned
1.25 or higher	150.0%
1.24	146.7%
1.23	143.3%
1.22	140.0%
1.21	136.7%
1.20	133.3%
1.19	130.0%
1.18	126.7%
1.17	123.3%
1.16	120.0%
1.15	116.7%
1.14	113.3%
1.13	110.0%
1.12	106.7%
1.11	103.3%
1.10	100.0%

This amendment to the LTIP did not lower the minimum required Distribution Coverage Ratio for participants to earn an entry-level award.  The Committee’s decision to reduce the target-level and maximum-level award thresholds was intended to strike a better balance between an award that is reasonably achievable, yet not assured.

Grant Process

At the beginning of each fiscal year, LTIP unit awards are granted as a Committee-approved percentage of each named executive officer’s salary.  In accordance with the terms of the LTIP, at the beginning of each three-year measurement period, the number of each named executive officer’s unvested LTIP phantom unit awards is calculated by dividing his target LTIP amount (representing 50% of that named executive officer’s target cash bonus under the annual cash bonus plan) by the average of the closing prices of our Common Units for the twenty days preceding the beginning of the three-year measurement period.

Cash Payments

For awards granted under the LTIP, our named executive officers, as well as the other LTIP participants (all of whom are key employees), will, at the end of the three-year measurement period, receive cash payments equal to:

•	The quantity of the participant’s phantom units multiplied by the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period;
•	The quantity of the participant’s phantom units multiplied by the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period; and
•

The sum of the products of the two preceding calculations multiplied by the applicable percentage corresponding to the Distribution Coverage Ratio illustrated in the applicable preceding table (based on the fiscal year for which the award was granted).

The grant date values based on the target outcomes of the awards under the LTIP granted during fiscal 2017, fiscal 2016 and fiscal 2015 are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

Outstanding Awards under the LTIP

The following are the quantities of unvested LTIP phantom units granted to our named executive officers during fiscal 2017 and fiscal 2016 that will be used to calculate cash payments at the end of each award’s respective three-year measurement period (i.e., at the end of fiscal 2019 for the fiscal 2017 awards and at the end of fiscal 2018 for the fiscal 2016 awards):

	Fiscal 2017 Award	Fiscal 2016 Award
Michael A. Stivala	7,559	7,095
Michael A. Kuglin	3,991	3,519
Steven C. Boyd	3,991	3,746
Douglas T. Brinkworth	3,749	3,519
Paul Abel	3,402	3,193

At its meeting on October 24, 2017, the Committee granted the following quantities of unvested LTIP phantom units to our named executive officers for fiscal 2018.  These quantities will be used to calculate cash payments, if earned, at the end of this award’s three-year measurement period (i.e., at the end of fiscal 2020).

Fiscal 2018 Award
Michael A. Stivala	11,181
Michael A. Kuglin	5,936
Steven C. Boyd	5,936
Douglas T. Brinkworth	5,448
Paul Abel	5,286

Vesting of the LTIP Awards

The three-year measurement period of the fiscal 2015 awards ended simultaneously with the conclusion of fiscal 2017.  Our Distribution Coverage Ratio was below the entry threshold for the three-year measurement period.  As such, no payments were earned relative to the fiscal 2015 awards.  Similarly, given the impact of the two consecutive record warm winter heating seasons on the level of Distributable Cash Flow for fiscal 2016 and fiscal 2017, it is anticipated that, under the normative provisions of the LTIP, participants will not earn a cash payout for either of the other two outstanding award cycles (i.e., the fiscal 2016 award that will end at the conclusion of fiscal 2018 and the fiscal 2017 award that will end at the conclusion of fiscal 2019).  Accordingly, during fiscal 2017 the Committee engaged WTW to review and suggest possible modifications to the LTIP design in order to help mitigate its predominant dependence on weather-related factors.  At its meeting on July 18, 2017, the Committee reviewed a number of alternatives provided by WTW, but decided that, given the long-term nature of the LTIP, modifications to mitigate the impacts of unseasonably warm weather were not warranted since they would require introducing significant subjectivity into the LTIP design. However, in an effort to continue to incent management for the remainder of the fiscal 2017 award, the Committee decided that it would exercise its discretionary authority under the LTIP to make a retroactive adjustment to the Baseline Cash Flow calculation of the fiscal 2017 award.  Therefore, at a special telephonic meeting on September 27, 2017, the Committee approved a retroactive adjustment to the Baseline Cash Flow calculation of the fiscal 2017 award to reflect the annualized distribution rate to be approved by the Board of Supervisors at its October 2017 meeting in respect of the fourth quarter of fiscal 2017, as if that were the annualized distribution rate in effect since the beginning of fiscal 2017.  In addition, in light of the retroactive nature of this adjustment to the calculation, the Committee elected to cap the maximum potential amount that can be earned by the LTIP participants for the fiscal 2017 award at 120% of the target payment amounts.

Retirement Provision

The retirement provision applies to all LTIP participants who have been employed by Suburban for ten years and have attained age 55.  A retirement-eligible participant’s outstanding awards under the LTIP will vest as of the retirement-eligible date, but will remain subject to the same three-year measurement period for purposes of determining the eventual cash payment, if any, at the conclusion of the remaining measurement period.  Mr. Brinkworth and Mr. Abel are our only named executive officers to whom this retirement provision applied at the conclusion of fiscal 2017.

2009 Restricted Unit Plan

At their July 22, 2009 Tri-Annual Meeting, our Unitholders approved the adoption of our 2009 Restricted Unit Plan, which we refer to as the “2009 RUP,” effective August 1, 2009.  Upon adoption, this plan authorized the issuance of 1,200,000 Common Units to our named executive officers, managers, other employees and to the members of our Board of Supervisors.  On May 13, 2015, following approval by our Unitholders at their 2015 Tri-Annual Meeting, we adopted an amendment to this plan which increased the number of Common Units authorized for issuance under this plan by 1,200,000 for a total of 2,400,000.  At the conclusion of fiscal 2017, there remained 855,830 restricted units available under the 2009 RUP for future awards.  (As a result of both new awards made, and previously granted awards forfeited, in fiscal 2018, there remained 444,058 restricted units available under the 2009 RUP for future awards as of March 19, 2018.) Until the 2009 RUP terminates on July 31, 2019, the Committee will continue to make grants under the 2009 RUP, so long as restricted units remain available under that plan, if the 2018 Restricted Unit Plan is approved by our Unitholders (see Proposal No. 3 – “Approval of the 2018 Restricted Unit Plan, Authorizing the Issuance of up to 1,800,000 Common Units Pursuant to Awards Granted Under the Plan,” below).

When the Committee authorizes an award of restricted units, the unvested units underlying an award do not provide the grantee with voting rights and do not receive distributions or accrue rights to distributions during the vesting period.

Grant Process

All 2009 RUP awards are approved by the Committee.  Because individual circumstances differ, the Committee has not adopted a formulaic approach to making 2009 RUP awards.  Although the reasons for granting an award can vary, the general objective of granting an award to a recipient is to retain the services of the recipient over the vesting period while, at the same time, providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders.  The reasons for which the Committee grants 2009 RUP awards include, but are not limited to, the following:

•	To attract skilled and capable candidates to fill vacant positions;

•	To retain the services of an employee;
•	To provide an adequate compensation package to accompany an internal promotion; and
•	To reward outstanding performance.

In determining the quantity of restricted units to grant to named executive officers and other key employees, the Committee considers, without limitation:

•	The named executive officer’s or key employee’s scope of responsibility, performance and contribution to meeting our objectives;
•	The total cash compensation opportunity provided to the named executive officer or key employee for whom the award is being considered;
•	The value of similar equity awards to named executive officers of similarly sized companies; and
•	The current value of an equivalent quantity of outstanding Common Units.

In addition, in establishing the level of restricted units to grant to our named executive officers, the Committee considers the existing level of outstanding unvested 2009 RUP awards held by our named executive officers.

The Committee generally approves awards under the 2009 RUP at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, occasionally the Committee grants awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

Upon vesting, restricted units are automatically converted into our Common Units, with full voting rights and rights to receive distributions.

Vesting Schedule

2009 RUP awards granted prior to August 6, 2013 vest as follows: 25% on each of the third and fourth anniversaries of the grant date and the remaining 50% on the fifth anniversary of the grant date.

At its August 6, 2013 meeting, after its review of recommendations made by WTW, the Committee amended the 2009 RUP to revise the standard vesting schedule of awards granted thereafter to one third on each of the first three anniversaries of the award grant date.  The Committee retains the ability to deviate, at its discretion, from the normal vesting schedule with respect to particular 2009 RUP awards.  The Committee amended the plan in order to make its vesting schedule comparable to those of similar plans offered by other companies.  Unvested awards are subject to forfeiture in certain circumstances, as defined in the 2009 RUP.

Retirement Provision

The 2009 RUP contains a retirement provision that provides for the vesting (six months and one day after the retirement date of qualifying participants) of unvested awards held by a retiring participant who meets all three of the following conditions on his or her retirement date:

•	The unvested award has been held by the grantee for at least six months;
•	The grantee is age 55 or older; and
•	The grantee has worked for us or one of our predecessors for at least 10 years.

Mr. Brinkworth and Mr. Abel are our only named executive officers to whom this retirement provision applied at the end of fiscal 2017.

Outstanding Awards under the 2009 RUP

At its November 14, 2016 meeting, in order to continue to further align the interests of our named executive officers with those of our Unitholders, the Committee approved a grant of restricted units to each of our named executive officers.  In determining these fiscal 2017 awards for our named executive officers, the Committee relied upon information provided by the Mercer database to conclude that these awards were necessary to remediate shortfalls perceived by the Committee in the cash compensation opportunities provided by Suburban to these executives, as well as in recognition of their individual achievements throughout fiscal 2016.  The Committee uses 2009 RUP awards to satisfy a perceived need to balance cash compensation with equity (or non-cash) compensation, and to encourage our named executive officers, and other key employees, to have an equity stake in Suburban, thereby further aligning the economic interests of our named executive officers with the economic interests of our Unitholders.

The following table summarizes the 2009 RUP awards granted to our named executive officers at the Committee’s November 14, 2016 meeting:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2016	31,864
Michael A. Kuglin	November 15, 2016	20,075
Steven C. Boyd	November 15, 2016	15,932
Douglas T. Brinkworth	November 15, 2016	15,932
Paul Abel	November 15, 2016	15,932

The aggregate grant date fair values of 2009 RUP awards made during fiscal 2017, fiscal 2016 and fiscal 2015, computed in accordance with accounting principles generally accepted in the United States of America, are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

At its October 24, 2017 meeting, the Committee granted the following 2009 RUP awards to our named executive officers:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2017	38,767
Michael A. Kuglin	November 15, 2017	26,168
Steven C. Boyd	November 15, 2017	26,168
Douglas T. Brinkworth	November 15, 2017	25,199
Paul Abel	November 15, 2017	23,260

The Committee granted these awards in order to further align the economic interests of named executive officers with the economic interests our Common Unitholders.

At the Meeting, our Unitholders will be asked to approve a new 2018 Restricted Unit Plan, with provisions substantially similar to the 2009 RUP, authorizing the issuance of up to 1,800,000 Common Units pursuant to awards granted under this Plan.  See Proposal No. 3 – “Approval of the 2018 Restricted Unit Plan, Authorizing the Issuance of up to 1,800,000 Common Units Pursuant to Awards Granted Under the Plan” below.

Distribution Equivalent Rights Plan

At the beginning of fiscal 2017, the Committee engaged the services of WTW to evaluate the merits of establishing a Distribution Equivalent Rights Plan (the “DER Plan”) as a new component of executive compensation.  The data provided by WTW suggested that the proposed DER Plan would be aligned with industry norms (77% of other publicly traded partnerships and 92% of a sample of broader energy/utility companies provide such plans to their executives in one form or another).  The Committee adopted the DER Plan on January 17, 2017 because the cash compensation resulting from the DER Plan would help, in certain instances, to lessen the gap between the total compensation paid to some of our named executive officers and the benchmark compensation data.  Additionally, the Committee believes that the new DER Plan will provide our named executive officers with a reasonable balance between performance-based and non-performance based cash opportunities and will assist our named executive officers to obtain funds to settle the taxes on equity based compensation (i.e., taxes generated when restricted units vest).  Most importantly, the Committee believes that this form of compensation further aligns the interests of our named executive officers with the interests of our Unitholders because it provides an incentive for the types of behaviors that lead to distribution sustainability and growth.

Our named executive officers (as defined in the DER Plan) are eligible for a distribution equivalent right, which we refer to as a “DER,” award under the DER Plan at the discretion of the Committee.  Once awarded, a DER entitles the grantee to a cash payment each time our Board of Supervisors declares a cash distribution on our Common Units, which cash payment is equal to the amount calculated by multiplying (A) the number of unvested restricted units that have been previously awarded to the grantee under any of our restricted unit plans and which are held by the grantee on the record date of the distribution, by (B) the amount of the declared distribution per Common Unit. The form of award agreement under the DER Plan expressly provides that the Committee retains the right to cancel, in whole or in part, any DER after its award, with or without cause.  DERs also automatically terminate on the first to occur of: (a) the termination of the grantee’s employment with us or our subsidiary (except for those situations when such termination does not result in the forfeiture of the unvested restricted units then held by the grantee), (b) the vesting, termination or forfeiture of all unvested restricted units then held by the grantee, or (c) the grantee becoming employed by us or our subsidiary in a role other than as a named executive officer. Pursuant to the terms of the DER Plan, DERs, and cash payments thereunder, are considered to be “incentive compensation” for purposes of our incentive compensation recoupment policy described above.

At its January 17, 2017 meeting, the Committee granted DERs under the DER Plan to all of our named executive officers.  The following table summarizes the DER payments made to our named executive officers during fiscal 2017:

Name	Payment Amount
Michael A. Stivala	$135,570
Michael A. Kuglin	$80,571
Steven C. Boyd	$72,749
Douglas T. Brinkworth	$72,749
Paul Abel	$69,542

The DER Plan payments made to our named executive officers during fiscal 2017 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Benefits and Perquisites

Pension Plan

We sponsor a noncontributory defined benefit pension plan that was originally designed to cover all of our eligible employees who met certain criteria relative to age and length of service.  Effective January 1, 1998, we amended the plan in order to provide for a cash balance format rather than the final average pay format that was in effect prior to January 1, 1998 (the “Cash Balance Plan”).  The cash balance format is designed to evenly spread the growth of a participant’s earned retirement benefit throughout his or her career rather than the final average pay format, under which a greater portion of a participant’s benefits were earned toward the latter stages of his or her career.  Effective January 1, 2000, we amended the Cash Balance Plan to limit participation in this plan to existing participants and no longer admit new participants to the plan.  On January 1, 2003, we amended the Cash Balance Plan to cease future service and pay-based credits on behalf of the participants and, from that point on, participants’ benefits have increased only because of interest credits. Effective June 1, 2017, we amended the Cash Balance Plan to provide eligible terminated vested participants with a limited-time opportunity, which expired in August 2017, to elect immediate distribution of their benefits in the form of a single lump sum.  Of our named executive officers, only Mr. Boyd and Mr. Brinkworth participate in the Cash Balance Plan.

The changes in the actuarial value relative to Mr. Boyd’s and Mr. Brinkworth’s participation in the Cash Balance Plan during fiscal 2017, fiscal 2016 and fiscal 2015 are reported in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table below.

Deferred Compensation

All employees, including the named executive officers, who satisfy certain service requirements, are eligible to participate in our IRC Section 401(k) Plan, which we refer to as the “401(k) Plan,” in which participants may defer a portion of their eligible cash compensation up to the limits established by law.  We offer the 401(k) Plan to attract and retain talented employees by providing them with a tax-advantaged opportunity to save for retirement.

For fiscal 2017, all of our named executive officers participated in the 401(k) Plan.  The benefits provided to our named executive officers under the 401(k) Plan are provided on the same basis as to Suburban’s other exempt employees.  Amounts deferred by our named executive officers under the 401(k) Plan during fiscal 2017, fiscal 2016 and fiscal 2015 are included in the column titled “Salary” in the Summary Compensation Table below.

Prior to fiscal 2017, if certain performance criteria shown below were met, we would match our employee-participants’ contributions up to 6% of their base salary up to the maximum compensation limit of $265,000 for calendar years 2016 and 2015, at a rate determined based on the performance-based scale that follows:

If We Meet This Percentage of Budgeted EBITDA (a)	The Participating Employee Will Receive this Matching Contribution for the Year
115% or higher	100%
100% to 114%	50%
90% to 99%	25%
Less than 90%	0%

(a)	For purposes of the 401(k) Plan, the definition of the term “Budgeted EBITDA” is identical to that of “Budgeted EBITDA” discussed under the heading title “Annual Cash Bonus Plan” above.

During fiscal 2016, Actual Adjusted EBITDA (as discussed under the heading titled “Annual Cash Bonus Plan” above), when applied to the 401(k) Plan, was such that matching contributions were not earned; however, the Committee exercised its discretionary authority under the Plan to provide participants, including our named executive officers, with matching contributions equal to 25% of their calendar year 2016 contributions that did not exceed 6% of their total base pay, up to a maximum annual compensation limit of $265,000 for 2016. During fiscal 2015, Actual Adjusted EBITDA, when applied to the 401(k) Plan, was such that participants earned matching contributions equal to 25% of their calendar year 2015 contributions that did not exceed 6% of their total base pay, up to a maximum compensation limit of $265,000 for 2015.

On January 18, 2017, our Board of Supervisors approved an amendment to the 401(k) Plan, effective for fiscal year 2017 and all subsequent years, that provides a match of $0.50 for every dollar contributed up to 6% of each participant’s total base pay, up to a maximum compensation limit of $270,000 for calendar year 2017. If, however, Actual Adjusted EBITDA is 115% or more than Budgeted EBITDA, each participant will receive a match of $1 for every dollar contributed up to 6% of each participant’s total base pay, up to a maximum compensation limit of $270,000 for calendar year 2017.  The Board approved this amendment in order to make the compensation programs we offer to our employees more competitive.  For fiscal 2017, the performance conditions that provide for more than the $0.50 match were not met.

The matching contributions made on behalf of our named executive officers for fiscal 2017, fiscal 2016, and fiscal 2015 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Other Benefits

Each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans, on the same basis as other exempt employees.  These benefit plans are offered to attract and retain talented employees by providing them with competitive benefits.

There are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment, on the same basis as is provided to other exempt employees, as required by law.

The costs of all such benefits incurred on behalf of our named executive officers in fiscal 2017, fiscal 2016 and fiscal 2015 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Perquisites

Perquisites represent a minor component of our executive officers’ compensation.  Each of the named executive officers is eligible for tax preparation services, a company-provided vehicle, and an annual physical.

The following table summarizes both the value and the utilization of these perquisites by the named executive officers in fiscal 2017.

Name	Tax Preparation Services	Employer Provided Vehicle	Physical
Michael A. Stivala	$—	$16,561	$2,950
Michael A. Kuglin	$—	$12,072	$2,950
Steven C. Boyd	$3,500	$7,596	$—
Douglas T. Brinkworth	$3,500	$13,580	$2,950
Paul Abel	$—	$19,962	$2,950

Perquisite-related costs for fiscal 2017, fiscal 2016 and fiscal 2015 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Severance Benefits

We believe that, in most cases, employees should be paid reasonable severance benefits.  Therefore, it is our general policy to provide named executive officers who are terminated by us without cause or who choose to terminate their employment with us for good reason with a severance payment equal to, at a minimum, one year’s base salary, unless circumstances dictate otherwise.  This policy was adopted because it may be difficult for former named executive officers to find comparable employment within a short period of time.  However, depending upon individual facts and circumstances, particularly the severed employee’s tenure with us and the employee’s level, we may make exceptions to this general policy.

Change of Control

Our executive officers and other key employees have built Suburban into the successful enterprise that it is today; therefore, we believe that it is important to protect them in the event of a change of control.  Further, it is our belief that the interests of our Unitholders will be best served if the interests of our executive officers are aligned with them, and that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change of control transactions that may be in the best interests of our Unitholders.  Additionally, we believe that the severance benefits provided to our executive officers and to our key employees are consistent with market practice and appropriate both because these benefits are an inducement to accepting employment and because the executive officers are subject to non-competition and non-solicitation covenants for a period following termination of employment. Therefore, our executive officers and other key employees are provided with severance protection following a change of control, which we refer to as the “Severance Protection Plan.”  During fiscal 2017, our Severance Protection Plan covered all of our executive officers, including our named executive officers.

The Severance Protection Plan provides for severance payments of either 65 or 78 weeks of base salary and target cash bonuses for such officers and key employees if within one year following a change of control their employment is terminated by us or our successor or they resign for Good Reason (as defined in the Severance Protection Plan).  All of our named executive officers are eligible for 78 weeks of base salary and target bonuses. The cash components of any change of control benefits are paid in a lump sum.

In addition, upon a change of control, without regard to whether a participant’s employment is terminated, all unvested awards granted under the 2009 RUP (and if approved by our Unitholders at the Meeting, under the new 2018 Restricted Unit Plan) will vest immediately and become distributable to the participants.  Also, without regard to whether a participant’s employment is terminated, all outstanding, unvested LTIP awards will vest immediately as if the three-year measurement period for each outstanding award concluded on the date the change of control occurred.  Under the provisions of the LTIP document, an amount equal to the cash value of 150% of a participant’s unvested LTIP units, plus a sum equal to 150% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which a change of control occurred, would become payable to the participants.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

•	An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 30% of the combined voting power of our then outstanding

Common Units, unless such acquisition was made by (a) us or our subsidiaries, or any employee benefit plan maintained by us or any of our subsidiaries, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 50% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than us, our subsidiaries, any employee benefit plan maintained by us, our subsidiaries, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity, which transaction we refer to as a “Non-Control Transaction”;

or

•

The consummation of (a) a merger, consolidation or reorganization involving us other than a Non-Control Transaction; (b) our complete liquidation or dissolution; or (c) the sale or other disposition of 40% or more of the gross fair market value of all of our assets to any person (other than a transfer to a subsidiary).

For additional information pertaining to severance payable to our named executive officers following a change of control-related termination, see the tables titled “Potential Payments Upon Termination” below.

Impact of Accounting and Tax Treatments of Executive Compensation

As we are a partnership and not a corporation for federal income tax purposes, we are not subject to the limitations of IRC Section 162(m) with respect to tax deductible executive compensation.  Accordingly, none of the compensation paid to our named executive officers is subject to a limitation as to tax deductibility. Although recent tax reform legislation under the Tax Cuts and Jobs Act made certain changes to IRC Section 162(m) for tax years beginning on or after January 1, 2018, the limitations of IRC Section 162(m) will continue not to apply to us.  However, if such tax laws related to executive compensation change in the future, the Committee will consider the implication of such changes to us.

Although it is our practice to comply with the statutory and regulatory provisions of IRC Section 409A, the Suburban Propane, L.P. Severance Protection Plan for Key Employees, which we refer to as the “Severance Protection Plan,” provides that if any payment under the Severance Protection Plan subjects a participant to the 20% additional tax under IRC Section 409A, the payment will be grossed up to permit such participant to retain a net amount on an after-tax basis equal to what he or she would have received had the additional tax not been payable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis.  Based on its review and discussions with management, the Committee recommended to the Board of Supervisors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Matthew J. Chanin, Chairman

Harold R. Logan, Jr.

John Hoyt Stookey

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of each named executive officer during the fiscal years ended September 30, 2017, September 24, 2016 and September 26, 2015:

Name	Year	Salary (1)	Bonus (2)	Unit Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Michael A. Stivala	2017	$500,000	$150,000	$995,193	$135,570	$—	$51,594	$1,832,357
President and Chief Executive Officer	2016	$500,000	$—	$756,967	$—	$—	$45,917	$1,302,884
	2015	$425,000	$—	$263,241	$382,500	$—	$43,527	$1,114,268

Michael A. Kuglin	2017	$330,000	$79,200	$593,272	$80,571	$—	$44,924	$1,127,967
Chief Financial Officer and	2016	$310,000	$—	$368,556	$—	$—	$40,282	$718,838
Chief Accounting Officer	2015	$275,000	$—	$127,751	$185,625	$—	$36,841	$625,217

Steven C. Boyd	2017	$330,000	$79,200	$506,849	$72,749	$1,742	$42,384	$1,032,924
Chief Operating Officer	2016	$330,000	$—	$378,974	$—	$39,339	$38,471	$786,784
	2015	$315,000	$—	$156,083	$226,800	$5,787	$36,437	$740,107

Douglas T. Brinkworth	2017	$310,000	$74,400	$496,272	$72,749	$1,791	$51,048	$1,006,260
Senior Vice President -	2016	$310,000	$—	$368,556	$—	$22,394	$43,349	$744,299
Product Supply, Purchasing and Logistics	2015	$300,000	$—	$148,622	$216,000	$3,643	$42,215	$710,480

Paul Abel	2017	$300,000	$67,500	$481,076	$69,542	$—	$41,042	$959,160
Senior Vice President, General	2016	$300,000	$—	$353,584	$—	$—	$31,934	$685,518
Counsel and Secretary	2015	$290,000	$—	$134,684	$195,750	$—	$29,518	$649,952

(1)

Includes amounts deferred by named executive officers as contributions to the 401(k) Plan.  For more information on the relationship between salaries and other cash compensation (i.e., annual cash bonuses, LTIP awards, and DER Plan payments), refer to the subheading titled “Components of Compensation” in the “Compensation Discussion and Analysis” above.

(2)

This column is reserved for discretionary cash bonuses that are not based on any performance criteria. For fiscal 2017, the Committee provided each of our named executive officers with discretionary bonus payments equal to 30% of their respective cash bonus targets in recognition of the operational and financial achievements in fiscal 2017 compared to the prior year. During fiscal years 2016 and 2015, we did not provide our named executive officers with non-performance related bonus payments.  For more information, refer to the subheading titled “Annual Cash Bonus Plan” in the “Compensation Discussion and Analysis” above.

(3)

The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of 2009 RUP awards made during fiscal years 2017, 2016 and 2015, as well as the aggregate grant date fair value of awards made in fiscal years 2017, 2016, and 2015 under the LTIP, based on the target outcome with respect to satisfaction of the performance conditions.  These amounts were calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 9 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.  For the LTIP awards granted in fiscal 2017, assuming the highest level of performance conditions were achieved, the amounts for Messrs. Stivala, Kuglin, Boyd, Brinkworth, and Abel would be $495,755, $261,756, $261,756, $245,891, and $223,097, respectively.  The specific details regarding these plans are provided in the preceding “Compensation Discussion and Analysis” under the subheadings “2009 Restricted Unit Plan” and “Long-Term Incentive Plan.”  The breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Abel
2017
2009 RUP	$664,690	$418,768	$332,345	$332,345	$332,345
LTIP	330,503	174,504	174,504	163,927	148,731
Total	$995,193	$593,272	$506,849	$496,272	$481,076
2016
2009 RUP	$431,405	$207,079	$207,079	$207,079	$207,079
LTIP	325,562	161,477	171,895	161,477	146,505
Total	$756,967	$368,556	$378,974	$368,556	$353,584
2015
2009 RUP	$—	$—	$—	$—	$—
LTIP	263,241	127,751	156,083	148,622	134,684
Total	$263,241	$127,751	$156,083	$148,622	$134,684

(4)

For fiscal 2017, the amounts reported in this column represent each named executive officer's DER Plan payments received during fiscal 2017.  The DER Plan is discussed under the subheading “Distribution Equivalent Rights Plan” in the “Compensation Discussion and Analysis.”  Because the performance measures of the annual cash bonus plan were not met during fiscal 2017 and fiscal 2016, earnings under the provisions of this plan are reported only for fiscal 2015. For more information regarding the performance measures of the annual cash bonus plan, please refer to the subheading titled “Annual Cash Bonus Plan” in the “Compensation Discussion and Analysis.”

(5)	Mr. Stivala, Mr. Kuglin and Mr. Abel do not participate in the Cash Balance Plan.
(6)	The amounts reported in this column consist of the following:

Fiscal 2017
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Abel
401(k) Match	$8,100	$8,100	$8,100	$8,100	$8,100
Value of Annual Physical Examination	2,950	2,950	—	2,950	2,950
Value of Suburban Provided Vehicles	16,561	12,072	7,596	13,580	19,962
Tax Preparation Services	—	—	3,500	3,500	—
Cash Balance Plan Administrative Fees	—	—	1,500	1,500	—
Insurance Premiums	23,983	21,802	21,688	21,418	10,030
Total	$51,594	$44,924	$42,384	$51,048	$41,042

Fiscal 2016
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Abel
401(k) Match	$4,500	$4,500	$4,500	$4,500	$4,500
Value of Annual Physical Examination	2,950	2,950	—	1,600	1,600
Value of Suburban Provided Vehicles	15,234	12,046	7,609	11,157	15,640
Tax Preparation Services	—	—	3,500	3,500	—
Cash Balance Plan Administrative Fees	—	—	1,500	1,500	—
Insurance Premiums	23,233	20,786	21,362	21,092	10,194
Total	$45,917	$40,282	$38,471	$43,349	$31,934

Fiscal 2015
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Abel
401(k) Match	$4,500	$4,125	$4,500	$4,500	$4,350
Value of Annual Physical Examination	1,600	1,600	—	1,600	1,600
Value of Suburban Provided Vehicles	17,516	13,033	8,004	11,305	14,504
Tax Preparation Services	—	—	3,500	4,500	—
Cash Balance Plan Administrative Fees	—	—	1,500	1,500	—
Insurance Premiums	19,911	18,083	18,933	18,810	9,064
Total	$43,527	$36,841	$36,437	$42,215	$29,518

Note:  Column (f) was omitted from the Summary Compensation Table because we do not grant options to our employees.

Grants of Plan Based Awards Table for Fiscal 2017

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended September 30, 2017:

	Plan	Grant	Approval	LTIP Units Underlying Equity Incentive Plan Awards	Estimated Future Payments Under Non-Equity Incentive Plan Awards		Estimated Future Payments Under Equity Incentive Plan Awards		All Other stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Name	Date	Date	(LTIP) (5)	Target	Maximum	Target	Maximum	or Units	Awards (6)
(a)		(b)			(d)	(e)	(g)	(h)	(i)	(l)
Michael A. Stivala	2009 RUP (1)	15 Nov 16	14 Nov 16						31,864	$664,690
	Bonus (2)	25 Sep 16	14 Nov 16		$500,000	$600,000
	LTIP (3)	25 Sep 16	14 Nov 16	7,559			$330,503	$495,755
	DER (4)	17 Jan 17	17 Jan 17		$135,570

Michael A. Kuglin	2009 RUP (1)	15 Nov 16	14 Nov 16						20,075	$418,768
	Bonus (2)	25 Sep 16	14 Nov 16		$264,000	$316,800
	LTIP (3)	25 Sep 16	14 Nov 16	3,991			$174,504	$261,756
	DER (4)	17 Jan 17	17 Jan 17		$80,571

Steven C. Boyd	2009 RUP (1)	15 Nov 16	14 Nov 16						15,932	$332,345
	Bonus (2)	25 Sep 16	14 Nov 16		$264,000	$316,800
	LTIP (3)	25 Sep 16	14 Nov 16	3,991			$174,504	$261,756
	DER (4)	17 Jan 17	17 Jan 17		$72,749

Douglas T. Brinkworth	2009 RUP (1)	15 Nov 16	14 Nov 16						15,932	$332,345
	Bonus (2)	25 Sep 16	14 Nov 16		$248,000	$297,600
	LTIP (3)	25 Sep 16	14 Nov 16	3,749			$163,927	$245,891
	DER (4)	17 Jan 17	17 Jan 17		$72,749

Paul Abel	2009 RUP (1)	15 Nov 16	14 Nov 16						15,932	$332,345
	Bonus (2)	25 Sep 16	14 Nov 16		$225,000	$270,000
	LTIP (3)	25 Sep 16	14 Nov 16	3,402			$148,731	$223,097
	DER (4)	17 Jan 17	17 Jan 17		$69,542

(1)

The quantity reported on this line represents an award granted under the 2009 RUP.  RUP awards granted subsequent to fiscal 2013 vest as follows:  one third of the award on the first anniversary of the grant date, one third of the award on the second anniversary of the grant date, and one third of the award on the third anniversary of the grant date (subject in each case to continued service through each such date).  If a recipient has held an unvested award for at least six months, is 55 years or older, and has worked for Suburban for at least ten years, an award held by such participant will vest six months and one day following such participant’s retirement if the participant retires prior to the conclusion of the normal vesting schedule, unless the Committee exercises its authority to alter the applicability of the plan’s retirement provisions in regard to a particular award.  Mr. Brinkworth and Mr. Abel are the only named executive officers who satisfy the retirement eligibility criteria of the 2009 RUP.  A discussion of the general terms of the 2009 RUP, and the facts and circumstances considered by the Committee in authorizing these fiscal 2017 awards to our named executive officers, is included in the “Compensation Discussion and Analysis” under the subheading “2009 Restricted Unit Plan.”

(2)

Amounts reported on these lines are the targeted and maximum annual cash bonus compensation potential for each named executive officer under the annual cash bonus plan as described in the “Compensation Discussion and Analysis” under the subheading “Annual Cash Bonus Plan.”  Actual amounts earned by the named executive officers for fiscal 2017 were equal to 0% of the “Target” amounts reported on this line.  Column (c) (“Threshold $”) was omitted because the annual cash bonus plan does not provide for a guaranteed minimum cash payment.  Because 0% of the “Target” awards were earned by our named executive officers during fiscal 2017, 0% of the “Target” amounts reported under column (d) have been reported in the Summary Compensation Table above.

(3)

The LTIP is a phantom unit plan.  Payments, if earned, are based on a combination of (i) the fair market value of our Common Units at the end of a three-year measurement period, which, for purposes of the LTIP, is the average of the closing prices for the twenty business days preceding the conclusion of the three-year measurement period, and (ii) cash equal to the distributions that would have inured to the same quantity of outstanding Common Units during the same three-year measurement period.  The fiscal 2017 award “Target” and “Maximum” amounts are estimates based upon (i) the fair market value (the average of the closing prices of our Common Units for the twenty business days preceding September 24, 2016) of our Common Units at the beginning of fiscal 2017, and (ii) the estimated distributions over the course of the award’s three-year measurement period at the then current annualized distribution rate of $3.55 per Common Unit.  Column (f) (“Threshold”) was omitted because the LTIP does not provide for a guaranteed minimum cash payment.  The “Target” amount represents a hypothetical payment at 100% of target and the “Maximum” amount represents a hypothetical payment at 150% of target.  Detailed descriptions of the plan and the calculation of awards are included in the “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan.”

(4)

Amounts reported on these lines represent DER Plan payments made during the fiscal year.  Detailed descriptions of the DER Plan and the calculation of the payments are included in the “Compensation Discussion and Analysis” under the subheading “Distribution Equivalent Rights Plan.”

(5)

This column is frequently used when non-equity incentive plan awards are denominated in units; however, in this case, the numbers reported represent the LTIP phantom units each named executive officer was awarded under the LTIP during fiscal 2017.  The amounts in the “Estimated Future Payments Under Equity Incentive Plan Awards” column were based on the probable outcome with respect to satisfaction of the performance conditions and calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 9 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.

(6)

The dollar amounts reported in this column represent the aggregate fair value of the 2009 RUP awards on the grant date, based on the assumptions described in Note 9 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.  The fair value shown may not be indicative of the value realized in the future upon vesting because of the variability in the trading price of our Common Units.

Note: Columns (j) and (k) were omitted from the Grants of Plan Based Awards Table because we do not award options to our employees.

Outstanding Equity Awards at Fiscal Year End 2017 Table

The following table sets forth certain information concerning outstanding equity awards under our 2009 RUP and LTIP unit awards under our LTIP for each named executive officer as of September 30, 2017:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (6)	Market Value of Shares or Units of Stock That Have Not Vested (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (9)
(a)	(g)	(h)	(i)	(j)
Michael A. Stivala (1)	48,264	$1,271,515	14,654	$520,251
Michael A. Kuglin (2)	28,934	$762,266	7,510	$266,488
Steven C. Boyd (3)	25,996	$684,865	7,737	$274,681
Douglas T. Brinkworth (4)	25,996	$684,865	7,268	$258,032
Paul Abel (5)	24,791	$653,119	6,595	$234,138

(1)	Mr. Stivala’s 2009 RUP awards will vest as follows:

Vesting Date	November 15, 2017	November 15, 2018	November 15, 2019
Quantity of Units	20,931	16,713	10,620

(2)	Mr. Kuglin’s 2009 RUP awards will vest as follows:

Vesting Date	November 15, 2017	November 15, 2018	November 15, 2019
Quantity of Units	12,628	9,615	6,691

(3)	Mr. Boyd’s 2009 RUP awards will vest as follows:

Vesting Date	November 15, 2017	November 15, 2018	November 15, 2019
Quantity of Units	12,452	8,234	5,310

(4)	Mr. Brinkworth’s 2009 RUP awards will vest as follows:

Vesting Date	November 15, 2017	November 15, 2018	November 15, 2019
Quantity of Units	12,452	8,234	5,310

(5)	Mr. Abel’s 2009 RUP awards will vest as follows:

Vesting Date	November 15, 2017	November 15, 2018	November 15, 2019
Quantity of Units	11,247	8,234	5,310

(6)	The figures reported in this column represent the total quantity of each of our named executive officer’s unvested 2009 RUP awards.
(7)

The figures reported in this column represent the figures reported in column (g) multiplied by the average of the highest and the lowest trading prices of our Common Units on September 29, 2017, the last trading day of fiscal 2017.

(8)

The amounts reported in this column represent the quantities of phantom units that underlie the outstanding and unvested fiscal 2017 and fiscal 2016 awards under the LTIP.  Payments, if earned, will be made to participants at the end of a three-year measurement period and will be based upon our distribution coverage ratio for the three-year measurement period.  For more information on the LTIP, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

(9)

The amounts reported in this column represent the estimated future target payouts of the fiscal 2017 and fiscal 2016 awards granted under the LTIP.  These amounts were computed by multiplying the quantities of the unvested phantom units in column (i) by the average of the closing prices of our Common Units for the twenty business days preceding September 30, 2017 (in accordance with the LTIP’s valuation methodology), and by adding to the product of that calculation the product of each year’s underlying phantom units times the sum of the distributions that are estimated to inure to an outstanding Common Unit during each award’s three-year measurement period.  Because of the variability of the trading prices of our Common Units, actual payments, if any, at the end of the three-year measurement period may differ.  The following chart provides a breakdown of each year’s awards:

	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Abel
Fiscal 2017 Phantom Units	7,559	3,991	3,991	3,749	3,402
Value of Fiscal 2017 Phantom Units	$201,035	$106,143	$106,143	$99,707	$90,478
Estimated Distributions over Measurement Period	$63,118	$33,324	$33,324	$31,304	$28,407

Fiscal 2016 Phantom Units	7,095	3,519	3,746	3,519	3,193
Value of Fiscal 2016 Phantom Units	$188,695	$93,590	$99,627	$93,590	$84,919
Estimated Distributions over Measurement Period	$67,403	$33,431	$35,587	$33,431	$30,334

Note: Columns (b), (c), (d), (e) and (f), all of which are for the reporting of option-related compensation, have been omitted from the “Outstanding Equity Awards At Fiscal Year End 2017 Table” because we do not grant options to our employees.

Equity Vested Table for Fiscal 2017

Awards under the 2009 RUP are settled in Common Units upon vesting.  Awards under the LTIP, a phantom unit plan, are settled in cash. The following two tables set forth certain information concerning the vesting of awards under our 2009 RUP and the vesting of the fiscal 2015 award under our LTIP for each named executive officer during the fiscal year ended September 30, 2017:

2009 Restricted Unit Plan
	Unit Awards
Name	Number of Common Units Acquired on Vesting	Value Realized on Vesting (1)
Michael A. Stivala	21,116	$586,875
Michael A. Kuglin	11,952	$332,727
Steven C. Boyd	13,968	$389,548
Douglas T. Brinkworth	13,968	$389,548
Paul Abel	12,304	$342,648

(1)	The value realized is equal to the average of the high and low trading prices of our Common Units on the vesting date, multiplied by the number of units that vested.

Long-Term Incentive Plan - Fiscal 2015 (2) Award
	Cash Awards
Name	Number of Phantom Units Cashed Out on Vesting (3)	Value Realized on Vesting (4)
Michael A. Stivala	4,770	$—
Michael A. Kuglin	2,315	$—
Steven C. Boyd	2,828	$—
Douglas T. Brinkworth	2,694	$—
Paul Abel	2,441	$—

(2)	The fiscal 2015 award’s three-year measurement period concluded on September 30, 2017.
(3)

In accordance with the formula described in the “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan,” these quantities were calculated at the beginning of the three-year measurement period and were based upon each individual’s salary and target cash bonus at that time.

(4)

The value (i.e., cash payment) realized was calculated in accordance with the terms and conditions of the LTIP.  For more information, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

Retirement Benefits Table for Fiscal 2017

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each named executive officer as of the end of the fiscal year ended September 30, 2017:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Michael A. Stivala (1)	N/A	N/A	$—	$—
Michael A. Kuglin (1)	N/A	N/A	$—	$—
Steven C. Boyd	Cash Balance Plan (2)	15	$245,697	$—
Douglas T. Brinkworth	Cash Balance Plan (2)	6	$152,369	$—
	LTIP (3)	N/A	$258,032	$—
	2009 RUP (4)	N/A	$684,865	$—
Paul Abel (1)	N/A	N/A	$—	$—
	LTIP (3)	N/A	$234,138	$—
	2009 RUP (4)	N/A	$653,119	$—

(1)

Because Mr. Stivala, Mr. Kuglin, and Mr. Abel commenced employment with Suburban after January 1, 2000, the date on which the Cash Balance Plan was closed to new participants, they do not participate in the Cash Balance Plan.

(2)	For more information on the Cash Balance Plan, refer to the subheading “Pension Plan” in the “Compensation Discussion and Analysis.”
(3)

On September 30, 2017, Mr. Brinkworth and Mr. Abel were the only named executive officers who met the retirement criteria of the LTIP.  For such participants, outstanding but unvested awards under the LTIP become fully vested.  However, payouts on these awards are deferred until the conclusion of each outstanding award’s three-year measurement period, based on the outcome of the distributable cash flow measurement for the 2017 and 2016 awards.  The numbers reported on these lines represent the target payout of Mr. Brinkworth’s and Mr. Abel’s outstanding fiscal 2017 and 2016 awards under the LTIP.  Because the ultimate payout, if any, is predicated on the trading prices of our Common Units at the end of the three-year measurement period, the value reported is not indicative of the value that could be realized, if any, in the future upon vesting due to the variability in the trading price of our Common Units.

(4)

On September 30, 2017, Mr. Brinkworth and Mr. Abel were the only named executive officers who met the retirement criteria of the 2009 RUP.  For more information on this and the retirement provisions, refer to the subheading “2009 Restricted Unit Plan” in the “Compensation Discussion and Analysis.”  For participants who meet the retirement criteria, upon retirement, all 2009 RUP awards vest six months and one day after retirement.

Potential Payments Upon Termination

The following table sets forth certain information containing potential payments to the named executive officers in accordance with the provisions of the Severance Protection Plan, the 2009 RUP and the LTIP for the circumstances listed in the table assuming a September 30, 2017 termination date.  For more information on severance and change of control payments, refer to the subheadings “Severance Benefits” and “Change of Control” above.

Executive Payments and Benefits Upon Termination	Death	Disability	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason without a Change of Control Event	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason with a Change of Control Event
Michael A. Stivala
Cash Compensation (1) (2) (3) (4)	$—	$—	$500,000	$1,500,000
Accelerated Vesting of Fiscal 2017, 2016 and 2015 LTIP Awards (5)	—	—	—	966,722
Accelerated Vesting of Outstanding 2009 RUP Awards (6)	1,271,515	432,058	—	1,271,515
Medical Benefits (3)	—	—	23,983	—
Total	$1,271,515	$432,058	$523,983	$3,738,237

Michael A. Kuglin
Cash Compensation (1) (2) (3) (4)	$—	$—	$330,000	$891,000
Accelerated Vesting of Fiscal 2017, 2016 and 2015 LTIP Awards (5)	—	—	—	487,576
Accelerated Vesting of Outstanding 2009 RUP Awards (6)	762,266	233,390	—	762,266
Medical Benefits (3)	—	—	21,802	—
Total	$762,266	$233,390	$351,802	$2,140,842

Steven C. Boyd
Cash Compensation (1) (2) (3) (4)	$—	$—	$330,000	$891,000
Accelerated Vesting of Fiscal 2017, 2016 and 2015 LTIP Awards (5)	—	—	—	527,690
Accelerated Vesting of Outstanding 2009 RUP Awards (6)	684,865	265,136	—	684,865
Medical Benefits (3)	—	—	21,688	—
Total	$684,865	$265,136	$351,688	$2,103,555

Douglas T. Brinkworth
Cash Compensation (1) (2) (3) (4)	$—	$—	$310,000	$837,000
Accelerated Vesting of Fiscal 2017, 2016 and 2015 LTIP Awards (5)	—	—	—	497,793
Accelerated Vesting of Outstanding 2009 RUP Awards (6)	684,865	684,865	—	684,865
Medical Benefits (3)	—	—	21,418	—
Total	$684,865	$684,865	$331,418	$2,019,658

Paul Abel
Cash Compensation (1) (2) (3) (4)	$—	$—	$300,000	$787,500
Accelerated Vesting of Fiscal 2017, 2016 and 2015 LTIP Awards (5)	—	—	—	451,500

Accelerated Vesting of Outstanding 2009 RUP Awards (6)	653,119	653,119	—	653,119
Medical Benefits (3)	—	—	10,030	—
Total	$653,119	$653,119	$310,030	$1,892,119

(1)	In the event of death, the named executive officer’s estate is entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus.
(2)	In the event of disability, the named executive officer is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus.
(3)

Any severance benefits, unrelated to a change of control event, payable to these officers would be determined by the Committee on a case-by-case basis in accordance with prior treatment of other similarly situated executives and may, as a result, differ substantially from this hypothetical presentation.  For purposes of this table, we have assumed that each of these named executive officers would, upon termination of employment without cause or for resignation for good reason, receive accrued salary and benefits through the date of termination plus one times annual salary and continued participation, at active employee rates, in our health insurance plans for one year.

(4)

In the event of a change of control followed by a termination without cause or by a resignation with good reason, each of the named executive officers will receive 78 weeks of base pay plus a sum equal to their annual target cash bonus divided by 52 and multiplied by 78 in accordance with the terms of the Severance Protection Plan.  For more information on the Severance Protection Plan, refer to the subheading “Change of Control” in the “Compensation Discussion and Analysis.”

(5)

In the event of a change of control, all awards under the LTIP will vest immediately regardless of whether termination immediately follows.  If a change of control event occurred at the conclusion of fiscal 2017, payments would have been equal to 150% of the cash value of a participant’s unvested phantom units plus a sum equal to 150% of a participant’s unvested phantom units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which the change of control occurred. If a change of control event occurred on September 30, 2017, the fiscal 2017, fiscal 2016 and fiscal 2015 awards would have been subject to this treatment.   For more information, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

In the event of death, the inability to continue employment because of permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by us and will be subject to the same risks as awards held by all other participants.

(6)

Effective November 13, 2012, the Committee amended the 2009 RUP document to provide for the vesting of all unvested awards held by a participant at the time of his or her death.  If a recipient of a 2009 RUP award becomes permanently disabled, only those awards that have been held for at least one year on the date that the employee’s employment is terminated as a result of his or her permanent disability will immediately vest; all awards held by the recipient for less than one year will be forfeited by the recipient.  Because each of our named executive officers received a 2009 RUP award during fiscal 2016, if any or all of the named executive officers had become permanently disabled on September 30, 2017, the following quantities of restricted units would have vested:  Stivala, 16,400; Kuglin, 8,859; Boyd, 10,064; Brinkworth, 25,996 and Abel, 24,791.  The following quantities would have been forfeited:  Stivala, 31,864; Kuglin, 20,075; Boyd, 15,932.  Because all of Mr. Brinkworth’s and Mr. Abel’s unvested awards were subject to the plan’s retirement provisions at the conclusion of fiscal 2017, if Mr. Brinkworth and Mr. Abel had become permanently disabled on September 30, 2017, none of their unvested awards would have been forfeited.

Under circumstances unrelated to a change of control, if a 2009 RUP award recipient’s employment is terminated without cause or he or she resigns for good reason, any 2009 RUP awards held by such recipient will be forfeited.  Because all of Mr. Brinkworth’s and Mr. Abel’s unvested awards were subject to the retirement provisions on the last day of fiscal 2017, if Mr. Brinkworth and Mr. Abel had been terminated without cause on September 30, 2017, none of their unvested awards would have been forfeited.

In the event of a change of control, as defined in the 2009 RUP document, all unvested 2009 RUP awards will vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

SUPERVISORS’ COMPENSATION

The following table sets forth the compensation of the non-employee members of our Board of Supervisors during fiscal 2017.

Supervisor	Fees Earned or Paid in Cash (1)	Unit Awards (2)	Total
Harold R. Logan, Jr.	$125,000	$—	$125,000
Lawrence C. Caldwell	$90,000	$—	$90,000
Matthew J. Chanin	$100,000	$—	$100,000
John D. Collins (3)	$52,500	$—	$52,500
Terence J. Connors (4)	$97,500	$199,425	$296,925
William M. Landuyt	$90,000	$199,425	$289,425
John Hoyt Stookey	$90,000	$—	$90,000
Jane Swift	$90,000	$—	$90,000

(1)

This includes amounts earned for fiscal 2017, including quarterly retainer installments for the fourth quarter of 2017 that were paid in November 2017.  It does not include amounts paid in fiscal 2017 for fiscal 2016 quarterly retainer installments.

(2)

On September 30, 2017, Mr. Logan held 10,311 unvested restricted units, Mr. Caldwell and Mr. Chanin each held 8,859 unvested restricted units, Mr. Connors and Mr. Landuyt each held 9,560 unvested restricted units, and Mr. Collins, Mr. Stookey and Ms. Swift each held 8,848 unvested restricted units.

(3)	Prior to his death on May 10, 2017, Mr. Collins received two quarterly fee payments of $26,250.
(4)

Mr. Connors assumed the role of chair of the Audit Committee following the death of Mr. Collins on May 10, 2017.  As a result, he received two quarterly fee payments of $22,500 and, after he began chairing the Audit Committee, two quarterly fee payments of $26,250.

At its meeting on November 15, 2016, the Committee approved the following 2009 RUP awards with an effective grant date of January 1, 2017 (the date each such person commenced his service on our Board of Supervisors):

Supervisor	Grant Quantities
Mr. Connors	9,560
Mr. Landuyt	9,560

The aggregate grant date fair values of these 2009 RUP awards, computed in accordance with accounting principles generally accepted in the United States of America, are reported in the column above titled “Unit Awards.”

Note: The columns for reporting option awards, non-equity incentive plan compensation, changes in pension value and non-qualified deferred compensation plan earnings and all other forms of compensation were omitted from the Supervisor’s Compensation Table because Suburban does not provide these forms of compensation to its non-employee supervisors.

Fees and Benefit Plans for Non-Employee Supervisors

Annual Cash Retainer Fees.  As the Chairman of the Board of Supervisors, Mr. Logan receives an annual cash retainer of $125,000, payable in quarterly installments of $31,250 each.  Each of the other non-employee Supervisors receives an annual cash retainer of $90,000 each, payable in quarterly installments of $22,500.  As Chair of the Compensation Committee, Mr. Chanin receives an additional annual cash retainer of $10,000, payable in quarterly installments of $2,500 each.  As Chair of the Audit Committee, prior to his death Mr. Collins received, and Mr. Connors currently receives, an additional annual cash retainer of $15,000, payable in quarterly installments of $3,750 each.

Meeting Fees.  The members of our Board of Supervisors receive no additional remuneration for attendance at regularly scheduled meetings of the Board or its Committees, other than reimbursement of reasonable expenses incurred in connection with such attendance.

2009 Restricted Unit Plan.  Each non-employee Supervisor participates in the 2009 RUP.  All awards vest in accordance with the provisions of the plan document (see “Compensation Discussion and Analysis” section titled “2009 Restricted Unit Plan” for a description of the vesting schedule).  Upon vesting, all awards are settled by issuing Common Units.

Additional Supervisor Compensation.  Non-employee Supervisors receive no other forms of remuneration from us.  The only perquisite provided to the members of the Board of Supervisors is the ability to purchase propane at the same discounted rate that we offer propane to our employees, the value of which was less than $10,000 in fiscal 2017 for each Supervisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 19, 2018 regarding the beneficial ownership of Common Units by (a) each person or group known to us, based upon its review of filings under Section 13(d) or (g) under the Securities Act, to own more than 5% of the outstanding Common Units; (b) each member of the Board of Supervisors; (c) each executive officer named in the Summary Compensation Table above; and (d) all members of the Board of Supervisors and executive officers as a group. Except as set forth in the notes to the table, each individual or entity has sole voting and investment power over the Common Units reported.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
OppenheimerFunds, Inc. (a)	4,314,898	7%
Michael A. Stivala (b)	70,976	*
Michael A. Kuglin (c)	27,225	*
Steven C. Boyd (d)	55,730	*
Douglas T. Brinkworth (e)	41,994	*
Paul Abel (f)	47,339	*

Harold R. Logan, Jr. (g)	14,492	*
John Hoyt Stookey (h)	23,016	*
Jane Swift (h)	11,150	*
Terence J. Connors (i)	6,687	*
William M. Landuyt (i)	17,187	*
Lawrence C. Caldwell (j)	22,144	*
Matthew J. Chanin (j)	18,873	*

All Members of the Board of Supervisors and Executive Officers, as a group (18 persons) (k)	461,541	*

(1)

With the exception of the 4,314,898 Common Units held by OppenheimerFunds, Inc. (of which we have no knowledge, see note (a) below) and the 784 Common Units held by our General Partner (see note (b) below), the above listed Common Units may be held in brokerage accounts where they are pledged as security.

(2)	Based upon 61,393,674 Common Units outstanding on March 19, 2018.
*	Less than 1%.
(a)

Based upon an Amendment No. 1 to Schedule 13G dated February 6, 2018 filed by OppenheimerFunds, Inc., which indicates that as of December 31, 2017 it had the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition of 4,314,898 Common Units.  We make no representation as to the accuracy or completeness of the information reported.  The address of OppenheimerFunds, Inc. is 225 Liberty

Street New York, NY 10281.
(b)

Includes 784 Common Units held by the General Partner, of which Mr. Stivala is the sole member.  Excludes 66,100 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.

(c)	Excludes 42,474 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(d)	Excludes 39,712 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(e)	Excludes 38,743 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(f)	Excludes 36,804 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(g)	Excludes 3,655 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(h)	Excludes 2,923 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(i)	Excludes 6,373 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(j)	Excludes 2,923 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018.
(k)

Inclusive of the unvested restricted units referred to in footnotes (b), (c), (d), (e), (g), (h), (i) and (j) above, the reported number of units excludes 363,099 unvested restricted units, none of which will vest in the 60-day period following March 19, 2018

RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR 2018 FISCAL YEAR

(Proposal No. 2 on the Proxy Card)

Our Board’s Audit Committee has appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for our 2018 fiscal year. Representatives of PwC are expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Ratification of our independent registered public accounting firm by our Unitholders is not required by the MLP Agreement or otherwise. In the event that our Unitholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2018 fiscal year, or for subsequent fiscal years, if the Audit Committee determines that such a change would be in our best interests.

Because the Board values our Unitholders’ views on our independent registered public accounting firm, it has determined to periodically submit the selection of that firm to our Unitholders for ratification.  The MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years), and the Board has determined that period is the appropriate one for soliciting the views of our Unitholders regarding our independent registered public accounting firm. At this time, however, we are asking our Unitholders to ratify the selection of PwC as our independent registered public accounting firm only for our fiscal year ending September 29, 2018.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services related to fiscal years 2017 and 2016 provided to us by PwC.

	Fiscal 2017	Fiscal 2016
Audit Fees (a)	$2,136,192	$2,308,300
Tax Fees (b)	912,075	971,000
All Other Fees (c)	1,800	1,800
Total	$3,050,067	$3,281,100

(a)

Audit Fees consist of professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as the issuance of consents in connection with other filings made with the Securities and Exchange Commission.

(b)	Tax Fees consist of fees for professional services related to tax reporting, tax compliance and transaction services assistance.
(c)	All Other Fees represent fees for the purchase of a license to an accounting research software tool.

The Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided to us by PwC.  The policy requires that all services PwC may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PwC during fiscal 2017 and fiscal 2016.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Accountant Ratification Proposal. The Board of Supervisors unanimously recommends a vote FOR this Accountant Ratification Proposal.

APPROVAL OF THE 2018 RESTRICTED UNIT PLAN,
AUTHORIZING THE ISSUANCE OF UP TO 1,800,000
COMMON UNITS PURSUANT TO AWARDS UNDER THE PLAN

(Proposal No. 3 on the Proxy Card)

Our Board of Supervisors is recommending the approval of the 2018 Restricted Unit Plan, which we hereafter refer to as the “Plan,” that authorizes the issuance of up to 1,800,000 Common Units pursuant to restricted unit awards granted under the Plan. Capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Plan.

Reasons for Adoption of the Plan

The 2009 RUP was originally approved by our Unitholders at their 2009 Tri-Annual Meeting (and was amended by our Unitholders at their 2015 Tri-Annual Meeting) and terminates by its terms on July 31, 2019.  The 2009 RUP was intended to enhance Suburban’s long-term value by offering opportunities to our executive officers, key employees and Supervisors to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of our Unitholders. Our Board of Supervisors believes that restricted unit awards made under the 2009 RUP have contributed substantially to the successful achievement of these objectives, and, thus, this ability to grant restricted unit awards is a significant component of our compensation philosophy.

In light of the pending termination of the 2009 RUP, and in order to preserve the above-described benefits to Suburban of maintaining a restricted unit plan, on January 24, 2018, on the recommendation of its Compensation Committee, our Board of Supervisors adopted the Plan, authorizing the issuance of up to 1,800,000 Common Units pursuant to restricted unit awards granted under the Plan, subject to the approval of the Unitholders.  Based on current grant practices, it is anticipated that approval of 1,800,000 Common Units for future issuance under the Plan will provide a sufficient number of Common Units authorized for future awards under the Plan, for the foreseeable future, for both continued grants to our executives, key employees and Supervisors and incremental grants of restricted unit awards to attract key employees or executives in support of our growth strategy.

As of March 19, 2018, there were 444,058 restricted units available for future awards under the 2009 RUP, which is the only plan currently in effect under which Suburban employees can we awarded Common Units. As of that date, there were 709,299 restricted units outstanding in aggregate under all plans (which, on that date, only consisted of the 2009 RUP).

Summary of the Material Terms of the 2018 Restricted Unit Plan

The following description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, a copy of which is included in this proxy statement as Appendix A.

General Plan Provisions

Purpose of the Plan.  The purpose of the Plan is to strengthen Suburban by providing an incentive to certain selected key managers, executive officers and Supervisors of Suburban and its affiliates and thereby encouraging them to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Plan.  The Plan is administered by the Compensation Committee, which we hereafter refer to as the “Committee,” of the Board of Supervisors, which currently consists of three Supervisors, none of whom are officers or employees of Suburban or its affiliates.  Subject to the terms and conditions of the Plan, the Committee’s authority under the Plan includes the power to:

•	select award recipients;
•	set the terms and conditions of awards;
•	interpret the terms of the Plan and any awards granted under the Plan;
•	adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and
•	generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of Suburban with respect to the Plan.

All decisions and determinations by the Committee are final, binding and conclusive upon grantees, Suburban and all other interested individuals.  The Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan.

Eligibility to Participate in the Plan.  Any employee or Supervisor of Suburban or its affiliates is eligible to be designated a grantee.  An individual becomes a “grantee” upon the grant of an award.  Which employees or Supervisors are granted awards, and the timing, terms and provisions, and number of restricted Common Units subject to an award, are all at the discretion of the Committee. Currently, there are 130 employees and 7 non-employee Supervisors eligible to participate in the Plan.  All awards are evidenced by a written award agreement entered into by Suburban and the grantee setting forth the terms and provisions applicable to an award granted under the Plan. For purposes of the Plan, the “affiliates” include any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Suburban.

Term of the Plan.  Unless earlier terminated, the Plan will be effective for 10 years following its effective date, or until May 31, 2028.  Upon expiration of the term of the Plan, no additional awards may be granted.  Previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Plan.  Under the terms of the Plan, the Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Committee at any time, subject to certain limitations, and awards granted under the Plan may be modified, amended, suspended or terminated by the Committee at any time.  However, no such action may, without a grantee’s consent, impair or adversely affect any previously granted award nor deprive any grantee of any Common Units already acquired through or as a result of the Plan.  Further, no amendment of the Plan that would require Unitholder approval under applicable law, rule or regulation may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards.  The Plan provides for the grant of restricted Common Units of Suburban.  No Common Units are actually issued on the grant of an award of restricted Common Units; rather, a restricted Common Unit award is the right to receive a specified number of Common Units upon vesting.  The number of Common Units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Plan.  Subject to adjustment and the unit counting rules under the Plan, and subject to possible amendment of the Plan, as described above, the total number of Common Units that may be granted under the Plan is 1,800,000.  The number of awards granted, and the number of restricted Common Units subject to each award, are at the discretion of the Committee.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the amount of new Common Units to be included in the aggregate Common Unit reserve under the Plan, effective upon and subject to Unitholder approval of the Plan, as soon as practicable following such Unitholders’ approval of the Plan.

Vesting Of Restricted Unit Awards.  To be eligible to receive the benefit of a restricted unit award, the grantee must remain in the service of Suburban (or its affiliates) throughout the applicable vesting period, except in circumstances set forth below.  Vesting occurs upon continuation of service for a period of time, as specified in the award agreement.  Unless otherwise set forth in the award agreement, restricted unit awards vest one third on each of the first three anniversaries of the award grant date.  Suburban will generally distribute the applicable number of fully vested Common Units to the grantee on the applicable vesting date.

Unless the Committee provides otherwise in the applicable award agreement, in the event of a Change of Control” of Suburban, the Plan provides that awards will fully vest upon the consummation of the Change of Control and the applicable number of fully vested Common Units will be distributed to the grantee on the date of the Change of Control.

The Plan prohibits the vesting of restricted unit awards before the first anniversary of the award grant date except in very limited circumstances – no more than 5% of the total restricted unit awards that may be granted under the Plan, in Change of Control situations or upon the death or disability of the grantee.

Vesting Example.  100 restricted Common Units are granted on July 2, 2018 with the following vesting schedule:

% of Grant Vested	Vesting Date
33.3%	July 2, 2019
33.3%	July 2, 2020
33.3%	July 2, 2021

On July 2, 2019, 34 (after rounding up) of the original Common Units are no longer “restricted” and will be distributed to the grantee.  On July 2, 2020, an additional 34 Common Units are no longer “restricted” and will be distributed to the grantee.  And on July 2, 2021, the remaining 32 Common Units are no longer “restricted” and will be distributed to the grantee.

Rights of Common Units.  Grantees will not have the rights of a Unitholder, including the rights to vote the units and to receive distributions, until the Common Units have vested and are distributed to the grantee.  When restrictions on the restricted unit award lapse (i.e., the award vests), the grantee becomes the owner of unrestricted Common Units and Suburban will deliver to the grantee the number of vested Common Units.

Termination of Service Before Vesting.  Unless the award agreement provides otherwise, upon termination of the grantee’s service with Suburban and its affiliates, the grantee will forfeit the unvested portion of his restricted unit award, except (i) in the event that service is terminated without Cause or the grantee terminates service for Good Reason, in each case within six months prior to a Change of Control, the unvested portion of the award will not be forfeited and it will vest and the applicable number of fully vested Common Units will be distributed upon the Change of Control; (ii) if service is terminated on account of Disability, any award held by the grantee on the date on which the grantee’s eligibility for active health and welfare benefits terminates will vest upon the six month anniversary of that date and the applicable number of fully vested Common Units will be distributed on the day following the vesting date; (iii) if service terminates as a result of the grantee’s death, any award held by the grantee on the date of death will vest upon the six month anniversary of such termination and the applicable number of fully vested Common Units will be distributed to the grantee’s estate on the day following the vesting date; and (iv) if service is terminated on account of the grantee’s Retirement, any award that has been held for at least twelve months will vest six months after the effective date of the grantee’s retirement and the applicable number of fully vested Common Units will be distributed on the day following the vesting date.

Disposition of Common Units

Sale of Common Units Acquired Under the Plan.  Subject to the limitations in the federal securities laws, a grantee may generally sell vested Common Units acquired under the Plan upon vesting at any time after vesting without restriction.

Certain U.S. Federal Income Tax Consequences

The following is a general description of certain U.S. federal income tax consequences applicable to restricted unit awards granted under the Plan to an individual that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, which we hereafter refer to as the “Code,” as applicable under the Code, regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, possibly with retroactive effect, and may vary in individual circumstances.  Subsequent changes in authorities may cause the tax consequences to vary substantially from the consequences described below.  State, local and foreign tax treatment, which is not discussed below, may vary from federal income tax treatment.  No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting a grantee, including with respect to any gift, estate, net investment income or social security tax consequences that may be applicable, and Suburban is not in a position to assure a grantee of any particular tax result. Accordingly, each grantee should consult, and should depend on, his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax and other tax consequences that may be relevant to a grantee, in light of such grantee’s particular situation.

U.S. Federal Income Tax Liability Upon Grant and Vesting of a Restricted Unit Award. For U.S. federal income tax purposes, although grantees will not recognize income on the date of a grant of a restricted unit award under the Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units that become vested and distributable on the vesting date.  Upon issuance of vested Common Units to a grantee, the grantee will be required to report on his or her income tax return his or her share of Suburban’s income, gains, losses and deductions without regard to whether Suburban makes cash distributions to him or her, and the grantee’s share of such items will be provided to the grantee on an IRS Schedule K-1 (“Partner’s Share of Income, Deductions, Credits, etc.”).

Tax Basis in Suburban Common Units.  A grantee’s original tax basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date of such Common Units.  If the grantee continues to hold the units, this original tax basis will be adjusted as follows:

•	increased by the grantee’s distributive share of partnership taxable income and any increase in the grantee’s share of nonrecourse liabilities;
•	decreased, but not below zero, by the grantee’s distributive share of partnership losses and any decrease in the grantee’s share of nonrecourse liabilities; and
•

decreased by distributions (cash distributions generally will not be taxable to the grantee for U.S. federal income tax purposes to the extent of the tax basis the Grantee has in his or her Common Units immediately before such cash distribution).

Sale of Common Units.  The total gain or loss is calculated as the difference between the grantee’s amount realized and the grantee’s adjusted tax basis in the Common Units sold.  A grantee’s amount realized is measured by the sum of the cash and the fair market value of other property received plus the grantee’s share of Suburban’s nonrecourse liabilities.  Gain or loss recognized by a grantee on the sale or exchange of a Common Unit will generally be a capital gain or loss, and capital gain recognized on the sale of Common Units held for more than one year will generally be taxed at a more favorable rate.  A portion of this gain or loss (which could be substantial), however, will be separately computed and will be classified as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other unrealized receivables or to inventory items owned by Suburban.  Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of the Common Units and will be recognized even if there is a net taxable loss realized on the sale of the Common Units.  Thus, a grantee may recognize both ordinary income and a capital loss upon a disposition of Common Units. The deductibility of capital losses is subject to limitations. Suburban will provide the grantee with a sales schedule with its IRS Schedule K-1 to assist in characterizing the grantee’s gain properly.

Section 409A.  Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a grantee’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied.  If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.  The amount required to be included in income is also subject to an additional 20% tax.  It is intended that awards under the Plan will be exempt from or comply with the requirements of Section 409A of the Code.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Plan.  Restricted Common Unit awards are not transferable until the award is vested and the vested Common Units have been issued to the grantee.

No Right to Remain in the Service of Suburban.  Nothing in the Plan or in any award agreement under the Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period.  Both the grantee and Suburban (and if applicable its affiliates) will each have the right to terminate the grantee’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect Suburban Common Units.  In the event of any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of Suburban, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, recapitalization, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, issuance of warrants or rights or other convertible securities, unit distribution, repurchase of units, change in corporate structure or otherwise; in any case that does not occur in connection with a Change of Control, the Committee shall conclusively determine the appropriate adjustments, if any, to:

•	the maximum number and class of Common Units or other units or securities with respect to which awards may be granted under the Plan; and
•	the number of Common Units or other units or securities which are subject to outstanding awards and the purchase price thereof, if applicable.

Securities Authorized for Issuance Under the 2009 Restricted Unit Plan

The following table sets forth certain information, as of September 30, 2017, with respect to our 2009 Restricted Unit Plan, under which restricted units are authorized for issuance.  See the subheading “2009 Restricted Unit Plan” in the “Compensation Discussion and Analysis” above.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)		Weighted- average grant date fair value per restricted unit (b)	Number of restricted units remaining available for future issuance under the Restricted Unit Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	621,045	(2)	$22.10	855,830
Equity compensation plans not approved by security holders	—		—	—
Total	621,045		$22.10	855,830

(1)	Relates to the 2009 Restricted Unit Plan.
(2)	Represents number of restricted units that, as of September 30, 2017, had been granted under the 2009 Restricted Unit Plan but had not yet vested.

New Plan Benefit

It is not possible at this time to determine whether any awards will be made under the 2018 Restricted Unit Plan for future fiscal years.  The Committee has not yet granted awards under the 2018 Restricted Unit Plan.  As of March 19, 2018, the closing price of a Common Unit was $23.75.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve this Restricted Unit Plan Proposal.  The Board of Supervisors recommends a vote FOR approval of the 2018 Restricted Unit Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd- Frank Wall Street Reform and Consumer Protection Act) and the related rules of the Securities and Exchange Commission, we are providing our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our Unitholders the opportunity to express their views on the design and effectiveness of our executive compensation program for our named executive officers.

As described in detail in the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement, our executive compensation program is underpinned by two core objectives:

•	To attract and retain talented executives who have the skills and experience required to achieve our goals; and
•	To align the short-term and long-term interests of our named executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy.  Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Compensation Committee evaluates additional factors in determining the amount of incentive compensation earned.  The various components of compensation provided to our named executive officers, excluding base salary, are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban.  Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our named executive officers for behaviors that facilitate our achievement of this goal.

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interest of our Unitholders by:

•	Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;
•	Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;
•

Providing our named executive officers with restricted units in order to encourage the retention of the participating named executive officers and their equity ownership in Suburban, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and

•	Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

We believe that our executive compensation programs satisfy our overall goal of sustainable, profitable growth.

Accordingly, the Board of Supervisors recommends that the Unitholders approve the following advisory resolution:

“RESOLVED, that the compensation paid to Suburban’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although the vote is non-binding, the Board and its Compensation Committee value the opinions expressed by Unitholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Section 14A of the Exchange Act also requires public companies to allow their shareholders to have an advisory vote on whether say-on-pay proposals should be voted on by those shareholders every 1, 2, or 3 years. We are not including such a proposal at the upcoming Meeting because the MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years); however, we will, for so long as Section 14A requires us to do so, include a say-on-pay proposal at each Tri-Annual Meeting.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Say-on-Pay Proposal. The Board of Supervisors unanimously recommends a vote FOR this Say-on-Pay Proposal.

APPENDICES

Appendix A –   Form of Suburban Propane Partners, L.P. 2018 Restricted Unit Plan

Appendix A

SUBURBAN PROPANE PARTNERS, L.P.

2018 RESTRICTED UNIT PLAN

EFFECTIVE JUNE 1, 2018

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Supervisors of the Partnership and its Affiliates, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership in the form of rights to receive Common Units (as hereinafter defined) of the Partnership, and to encourage Common Unit ownership in order to further align the interests of the participants with the interests of the Partnership’s Unitholders.

This Plan, in the form set forth herein, is effective as of the Effective Date (as defined below) and was approved by the limited partners of the Partnership at their tri-annual meeting held on May 16, 2018.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2  “Affiliate” shall mean any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Partnership.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

2.3 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.5 “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

2.6 “Board” shall mean the Board of Supervisors of the Partnership.

2.7 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or any of its Affiliates, (a) the Grantee’s gross negligence or willful misconduct in the performance of his duties, (b) the Grantee’s willful or grossly negligent failure to perform his duties, (c) the breach by the Grantee of any written covenants to the Partnership or any of its Affiliates, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by the Partnership or any of its Affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Affiliates, concerning conflicts of interest, standards of business conduct, fair employment practices or compliance with applicable law.

2.8 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.9 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Affiliates) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Affiliates and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction;” or

(b) the date of the consummation of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Affiliate, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Affiliate, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to an Affiliate). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A) first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors);

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. In addition, so long as Section 409A of the Code (or any successor provision thereto) remains in effect, notwithstanding anything herein to the contrary, none of the foregoing events shall be deemed to be a “Change of Control” unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor to the Internal Revenue Code of 1986.

2.11 “Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the provisions of the Code, the Exchange Act and the regulations thereunder.

2.12 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.13 “Cure Period” shall mean the thirty-day period, following receipt by the Vice President of Human Resources (or an acting equivalent) of a notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.14 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability policy then in effect, or as otherwise determined by the Committee.

2.15 “Effective Date” shall mean June 1, 2018.

2.16 “Employment,” or derivative terms, when used with respect to a Supervisor, shall mean service on the Board.   With respect to an employee of the Partnership or its Affiliates, the duration of a Grantee’s employment with the Partnership or its Affiliates shall be calculated using the effective date of that Grantee’s commencement of employment with, or most recent rehire by, the Partnership or any Affiliate, as determined by and maintained in the records of the Partnership’s Human Resources Department as that Grantee’s “Company Seniority Date.”

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.19 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Affiliate, (a) any failure by the Partnership or any of its Affiliates to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and the Partnership or its Affiliate, (b) a material adverse change in the Grantee’s title without his consent, or (c) the assignment to the Grantee, without his consent, of duties and responsibilities materially inconsistent with his level of responsibility. For purposes of this provision and Section 5.2, a Grantee may terminate his employment with the Partnership or one of its Affiliates for Good Reason only if such termination occurs within ninety days following the date of the Good Reason event.

2.20 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.21 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.22 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.23 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate, or other group.

2.24 “Plan” shall mean this Suburban Propane Partners, L.P. 2018 Restricted Unit Plan.

2.25 “Retirement” shall mean voluntary termination of employment by a Grantee who has attained age 55 and who has been employed by the Partnership, its Affiliates, or its predecessors for 10 years or more, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership or any of its Affiliates then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or any of its Affiliates.

2.26 “Supervisor” shall mean any member of the Board that is not an employee of the Partnership or any of its Affiliates.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his own willful misfeasance, gross negligence or reckless disregard of his duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a)	select those employees and Supervisors to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;
(b)	make any amendment or modification to any Agreement consistent with the terms of the Plan;
(c)

construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its Affiliates, the Grantees and all other persons having any interest therein;

(d)	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(e)	generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Subject to adjustment as provided in Article 7, the total number of restricted Common Units that may be made subject to Awards granted under the Plan shall be 1,800,000 (subject to the unitholder approval requirements set forth in Section 9.6). The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, an equivalent amount of Common Units.

ARTICLE IV

RESTRICTED COMMON UNIT GRANTS

4.1 Time Vesting Grants. From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such restricted Common Units shall be granted, and the Common Units underlying such restricted Common Units shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture. A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the applicable Agreement.

4.3 Vesting Schedule.  Restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless, subject to Section 5.7, otherwise determined by the Committee (at the time of Award, though in no case will the vesting schedule be shorter than twelve months from the date of grant, or otherwise), and the restrictions thereon shall lapse, (a) at a rate of 1/3 (one third) on the first anniversary of the grant date of the applicable Award, a second 1/3 (one third) on the second anniversary of the grant date of the applicable Award, and a final 1/3 (one third) on the third anniversary of the grant date of the applicable Award, provided that the Grantee is employed on each such date (the “minimum vesting schedule”), or (b) by reason of death or Disability as set forth in Section 5.3.  Notwithstanding the provisions of the Plan, the Committee may grant Awards that are not subject to the minimum vesting schedule, provided that the aggregate number of restricted Common Units not subject to the minimum vesting schedule (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the restricted Common Units reserved for issuance in Section 3.4.

4.4 Other Grants. Notwithstanding anything else herein to the contrary but expressly subject to Sections 4.3 and 5.7, the Committee may grant restricted Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Agreement.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions contained in all Awards outstanding hereunder shall lapse immediately (unless otherwise set forth in the terms of the applicable Agreement) and all restricted Common Units subject to such Awards shall become fully vested and non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control.

5.2 Forfeiture. Unless, subject to Section 5.7, otherwise provided in an Agreement, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment with the Partnership or one of its Affiliates for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its Affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of restricted Common Units shall be treated as occurring by reason of such termination and the restricted Common Units shall vest and become non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control in accordance with Section 5.1. As a condition precedent for such vesting to occur when the Grantee terminated employment for Good Reason within six months prior to a Change of Control, prior to such termination the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within sixty days following the date of such event and (b) allowed a Cure Period following the date of such notice but the event was not rectified by the Partnership prior to the expiration of such Cure Period.

5.3 Disability or Death. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s active employment terminates as a result of Disability, the restricted Common Units held by such Grantee on the date the Grantee’s eligibility for active health and welfare benefits terminates shall vest on the six month anniversary of the effective date of such active benefit termination and shall be distributed on the day following the date of vesting.  Upon executing his Agreements, in the event of a distribution as a result of Disability, each Grantee agrees to remit to the Partnership the employee portion of any applicable FICA taxes that inure to the issuance of Common Units under this provision.  The Partnership reserves the right to restrict access to Common Units distributed as a result of Disability until the Grantee has remitted all applicable FICA taxes to the Partnership. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of death, all restricted Common Units held by such Grantee on the date of Grantee’s death shall vest on the six month anniversary of the effective date of such termination and shall be distributed to Grantee’s estate on the day following the date of vesting.

5.4 Retirement. Notwithstanding the provisions of Section 5.2, unless, subject to Section 5.7, otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than twelve months prior to the effective date of such Retirement shall vest on the six month anniversary of the effective date of such Retirement and shall be distributed on the day following the date of vesting. Upon executing his Agreements, each Grantee issued Common Units under this Section 5.4 agrees to remit to the Partnership the employee portion of any applicable FICA taxes that inure to the issuance of such Common Units. The Partnership reserves the right to restrict access to Common Units distributed as a result of Retirement until the Grantee has remitted all applicable FICA taxes to the Partnership.

5.5 Recycling of Forfeited Shares. Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after any applicable six month period referenced in Section 5.2 has expired, the subject of another Award pursuant to this Plan.

5.6 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, awards of restricted Common Units granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, as amended from time to time, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. This Section 5.6 shall be interpreted and administered in accordance with the Policy as in effect from time to time.

5.7 Limitation on Acceleration of Vesting.  Notwithstanding any other provision of this Plan or of any Agreement, no acceleration of the vesting of any restricted Common Units may occur, or be authorized by the Committee, prior to the twelve month anniversary of the effective date of the Award, except as otherwise expressly provided in the last sentence of Section 4.3, in Section 5.1 or in Section 5.3.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units. Subject to Section 9.3, the Partnership shall deliver to the Grantee the applicable number of vested Common Units in book-entry form, free of all restrictions hereunder, on (a) the date of vesting of the restricted Common Units pursuant to Sections 4.3, 5.1 or 5.2, or (b) on the day following the date of vesting of the restricted Common Units pursuant to Sections 5.3 or 5.4.

6.2 Transferability. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to transfer such restricted Common Units.

6.3 Rights of Grantees. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of restricted Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of restricted Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire Common Units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the restricted Common Units subject to the Award prior to such Change in Capitalization, unless determined otherwise by the Committee.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter, but such termination shall not impair or adversely affect any Awards theretofore granted under the Plan, which Awards shall continue in effect in accordance with the terms and conditions of this Plan and of the applicable Agreement. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he may have acquired through or as a result of the Plan. To the extent required under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law, rule or regulation, including, without limitation, any requirement of a securities exchange on which the Common Units are listed for trading, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law, rule or regulation.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Award other than at the sole discretion of the Committee;
(b)	give any person any rights whatsoever with respect to the restricted Common Units except as specifically provided in the Plan or an Agreement;
(c)	limit in any way the right of the Partnership or any of its Affiliates to terminate the employment of any person at any time; or
(d)

be evidence of any agreement or understanding, express or implied, that the Partnership or any of its Affiliates will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a)

Except as otherwise provided in Article VIII hereof, the Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b)

Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition by the Grantee of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any Grantee receiving Common Units pursuant to an Award, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such Grantee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The book entry units evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(d)

Although the Partnership makes no guarantee with respect to the tax treatment of distributions hereunder, this Plan is intended to comply with Section 409A of the Code. This Plan and any Agreement shall be interpreted and administered in a manner so that any amount or benefit payable shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder. Notwithstanding anything in the Plan or in any Agreement to the contrary, the Committee may amend the Plan on an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Agreement to Section 409A of the Code (and the administrative regulations and rulings promulgated thereunder). By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 9.3(d) to any Agreement granted under the Plan without further consideration or action.

9.4 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay, or agree to pay, to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such Common Units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under Section 16(b) of the Exchange Act. Common Units withheld from Grantees under the provisions of this Plan for Withholding Taxes purposes shall be deemed extinguished and unavailable for reissuance.

9.5 Interpretation. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan. Whenever the context requires, the words used herein shall include the masculine and feminine gender, and the singular and the plural.

9.6 Effective Date. The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the limited partners of the Partnership.

.   MMMMMMMMMMMM   MMMMMMMMM    IMPORTANT TRI-ANNUAL MEETING INFORMATION 000004    ENDORSEMENT_LINE______________ SACKPACK_____________   MR ASAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using ablack inkpen, mark your votes with anXas shown in   X  this example. Please do not write outside the designated areas.   MMMMMMMMMMMMMMM  C123456789   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Electronic Voting Instructions  Available 24 hours a day, 7 days a week!   Instead of mailing your proxy, you may choose one of the voting  methods outlined below to vote your proxy.   VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.   Proxies submitted by the Internet or telephone must be received by  11:59 p.m., ET, on May 14, 2018.  Vote by Internet  • Go to www.envisionreports.com/sph  •Or scan the QR code with your smartphone  •Follow the steps outlined on the secure website  Vote by telephone   •Call toll free 1-800-652-VOTE (8683) within the USA, US territories &  Canada on a touch tone telephone   •Follow the instructions provided by the recorded message  2018 Tri-Annual Meeting Proxy Card 1234 5678 9012 345  •  IF YOU HAVE NOT VOTED VIA THE INTERNET ORTELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.•    A Proposals — The Board recommends a vote FORall nominees and FORProposals 2, 3 and 4.   1.Election of Supervisors For Withhold For Withhold For Withhold  01 - Harold R. Logan, Jr.    02 - John Hoyt Stookey    03 - Jane Swift    +  (3-year term)   (3-year term)   (3-year term)   04 - Lawrence C. Caldwell   05 - Matthew J. Chanin   06 - Terence J. Connors  (3-year term)   (3-year term)   (3-year term)   08 - Michael A. Stivala  (3-year term)   07 - William M. Landuyt   (3-year term)   For Against Abstain For Against Abstain   2.Proposal to ratify independent registered public accounting  3.Approval of the 2018 Restricted Unit Plan authorizing the  firm for 2018 fiscal year.  issuance of up to 1,800,000 Common Units pursuant to  awards granted under the Plan.    4.Say on Pay - An advisory vote on the approval of  executive compensation.  B Non-Voting Items   Change of Address —Please print your new address below. Comments— Please print your comments below. Meeting Attendance  Mark the box to the right  if you plan to attend the  Tri-Annual Meeting.    C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below   Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE   C 1234567890 JNT   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND  83DV 3627141 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND   MMMMMMM  +   02QVXC    .

DIRECTIONS TO THE SUBURBAN PROPANE PARTNERS, L.P. 2018 TRI-ANNUAL MEETING  ON TUESDAY, MAY 15, 2018 AT 9:00 AM ET.   SuburbanPropane10287 From I-287 North: Take exit 39 to NJ-10 E toward Whippany   to Rt 80 & Rt 46   From I-287 South: Take exit 39A to NJ-10 E toward Whippany   Parsippany Rd   1.Merge onto NJ-10 E (2 mi) Bee Meadow Pkwy   2. Turn right onto Algonquin Pkwy (jughandle on the right  crosses NJ-10 onto Algonquin Pkwy)  3.Suburban Propane is on your Left (138 ft)  Algonquin Pkwy 10 Jughandle turn to  Algonquin Pkwy    •  IF YOU HAVE NOT VOTED VIA THE INTERNET ORTELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.•     Proxy – Suburban Propane Partners, L.P.   Notice of 2018 Tri-Annual Meeting of Unitholders   240 Route 10 West, Whippany, NJ 07981  Proxy Solicited by Board of Supervisors for Tri-Annual Meeting – May 15, 2018, 9:00 AM Eastern Time   Paul Abel and Michael A. Kuglin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the common units of  the undersigned, with all the powers which the undersigned would possess if personally present, on the matters shown on the reverse side and on any other  matters that may properly come before the Tri-Annual Meeting of Unitholders of Suburban Propane Partners, L.P. to be held on May 15, 2018 or at any  continuation, postponement or adjournment thereof. By signing this proxy, the undersigned revokes all prior proxies.   Common units represented by this proxy will be voted as directed by the Unitholder. If no such directions are indicated, the Proxies will have  authority to vote FOR all nominees and FOR Proposals 2, 3 and 4.   The Proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or at any  continuation, postponement or adjournment thereof.   (Items to be voted appear on reverse side.)

.  ..  NNNNNNNNN  NNNNNNNNNNNN     +    C  1234567890    IMPORTANT TRI-ANNUAL MEETING INFORMATION 000004    NNNNNN  ENDORSEMENT_LINE______________ SACKPACK_____________   MR ASAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6    Vote by Internet   •Gotowww.envisionreports.com/sph  •Or scan the QR code with your smartphone  •Follow the steps outlined on the secure website  Unitholder Meeting Notice 1234 5678 9012 345   Important Notice Regarding theAvailability of Proxy Materials for theSuburban Propane Partners, L.P. Unitholder Meeting to be Held on May 15, 2018   Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for theTri-Annual  Unitholders’meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request  a copy.The items to be voted on and location of theTri-Annual meeting are on the reverse side.Your vote is important!   This communication presents only an overview of the more complete proxy materials that are available to you on the  Internet. Weencourage you to access and review all of the important information contained in the proxy materials  before voting. The proxy statement and annual report to unitholders are available at:   www.envisionreports.com/sph  •  Easy OnlineAccess —AConvenient Way to View Proxy Materials and Vote  When you go online to view materials, you can also vote your shares.  Step 1:Go towww.envisionreports.com/sphto view the materials.  Step 2:Click onCastYour Vote or Request Materials.  Step 3:Follow the instructions on the screen to log in.  Step 4:Make your selection as instructed on each screen to select delivery preferences and vote.   When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.    Obtaining a Copy of the Proxy Materials –If you want to receive a copy of these documents, you must  request one. There is no charge to you for requesting a copy. Please make your request for a copy as  instructed on the reverse side on or before May 4, 2018 to facilitate timely delivery.   2NOT  COY  +    02QVZD     .  ..

Unitholder Meeting Notice   Suburban Propane Partners, L.P. Tri-Annual Meeting of Unitholders will be held on Tuesday, May 15, 2018 at thePartnership’s Executive Offices, 240 Route 10 West, Whippany, NJ 07981, at 9:00 a.m. Eastern Time.   Proposals to be voted on at the meeting are listed below along with the Board of Supervisors’recommendations.   The Board of Supervisors recommends a voteFORall nominees andFORProposals 2, 3 and 4:   1. Election of Supervisors  2. Ratification of independent registered public accounting firm for 2018 fiscal year  3. Approval of the 2018 Restricted Unit Plan authorizing the issuance under of up to 1,800,000 Common Units pursuant to awardsgranted under  the Plan  4. Advisory vote on executive compensation.  PLEASE NOTE –YOU CANNOT VOTE BYRETURNING THIS NOTICE. Tovote your shares you must vote online or request a paper copy of the  proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.   Directions to the 2018 Suburban Propane Partners, L.P. Tri-Annual Meeting on Tuesday, May 15, 2018 at 9:00AM ET   SuburbanPropaneParsippany Rd  Bee Meadow Pkwy  Algonquin PkwyWhippany Rd  1010to Rt 80 & Rt 46  287Jughandle turn to  Algonquin Pkwy  From I-287 North:Take exit 39 to NJ-10 E toward Whippany  From I-287 South:Take exit 39Ato NJ-10 E toward Whippany   1.Merge onto NJ-10 E (2 mi)  2. Turn right onto Algonquin Pkwy (jughandle on the right  crosses NJ-10 ontoAlgonquin Pkwy)  3.Suburban Propane is on your Left (138 ft)  Here’s how to order a copy of the proxy materials and select a future delivery preference:  Paper copies:Current and future paper delivery requests can be submitted via the telephone, internet or email options below.  Email copies:Current and future email delivery requests must be submitted via the internet following the instructions below.   If you request an email copy of current materials you will receive an email with a link to the materials.  PLEASE NOTE:You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.   •  Internet– Go towww.envisionreports.com/sph. Click CastYour Vote or Request Materials. Follow the instructions to log in and order a  copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.  •  Telephone–Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by  mail for the current meeting.You can also submit a preference to receive a paper copy for future meetings.  •  Email– Send email to investorvote@computershare.com with “Proxy Materials Suburban Propane Partners, L.P.” in the subject line.  Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that  you want a paper copy of current meeting materials.You can also state your preference to receive a paper copy for future meetings.  Tofacilitate timely delivery, all requests for a paper copyof the proxy materials must be received by May 4, 2018.   02QVZD